ASSET PURCHASE AGREEMENT



                                      AMONG



                       ENTERTAINMENT COMMUNICATIONS, INC.,

                         TUSCALOOSA BROADCASTING, INC.,

                    SINCLAIR RADIO OF PORTLAND LICENSEE, INC.

                                       AND

                   SINCLAIR RADIO OF ROCHESTER LICENSEE, INC.











                                   DATED AS OF

                                JANUARY 26, 1998

                                TABLE OF CONTENTS
                                -----------------

                                                                            PAGE

ARTICLE I.      DEFINITIONS..................................................  2

ARTICLE II.     SALE AND PURCHASE............................................  7

    2.1.        TRANSFER OF ASSETS...........................................  7
    2.2.        EXCLUDED ASSETS..............................................  9
    2.3.        PURCHASE PRICE............................................... 11
    2.4.        ESCROW....................................................... 11
    2.5.        PAYMENT...................................................... 11
    2.6.        ALLOCATION OF PURCHASE PRICE................................. 11

ARTICLE III.    LIABILITIES.................................................. 12

    3.1.        ASSUMPTION OF LIABILITIES BY ENTERCOM........................ 12
    3.2.        OTHER LIABILITIES............................................ 12
    3.3.        NON-ASSIGNABLE STATION CONTRACTS............................. 12

ARTICLE IV.     REPRESENTATIONS AND WARRANTIES............................... 13

    4.1.        SELLERS' REPRESENTATIONS..................................... 13
    4.2.        ENTERCOM'S REPRESENTATIONS................................... 22

ARTICLE V.      CONDITIONS................................................... 24

    5.1.        MUTUAL CONDITIONS............................................ 24
    5.2.        ENTERCOM'S CONDITIONS........................................ 25
    5.3.        SELLERS' CONDITIONS.......................................... 25

ARTICLE VI.     COVENANTS AND AGREEMENTS..................................... 26

    6.1.        AFFIRMATIVE COVENANTS OF SELLERS............................. 26
    6.2.        NEGATIVE COVENANTS OF SELLERS................................ 28
    6.3.        AFFIRMATIVE COVENANTS OF ENTERCOM............................ 28
    6.4.        MUTUAL COVENANTS OF SELLERS AND ENTERCOM..................... 29
    6.5.        NO CONTROL BY ENTERCOM....................................... 30

ARTICLE VII.    PREPARATION FOR CLOSING...................................... 30

    7.1.        APPLICATION TO COMMISSION.................................... 30
    7.2.        INSPECTION BY ENTERCOM....................................... 30
    7.3.        HART-SCOTT-RODINO NOTIFICATION............................... 31

ARTICLE VIII.   CLOSING...................................................... 31

    8.1.        CLOSING...................................................... 31
    8.2.        ADJUSTMENTS.................................................. 31
    8.3.        CLOSING DELIVERIES TO ENTERCOM............................... 33
    8.4.        CLOSING DELIVERIES TO SELLERS................................ 34
    8.5.        COVENANTS OF FURTHER ASSURANCE............................... 35
    8.6.        DAMAGE TO PROPERTY........................................... 35
    8.7.        TAXES ON TRANSACTION......................................... 35


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



ARTICLE IX.     TERMINATION, DEFAULT AND INDEMNIFICATION..................... 36

    9.1.        TERMINATION BY REASON OTHER THAN DEFAULT..................... 36
    9.2.        EFFECT OF TERMINATION BY REASON OTHER THAN
                     DEFAULT................................................. 36
    9.3.        DEFAULT...................................................... 36
    9.4.        REMEDIES OF SELLERS.......................................... 37
    9.5.        ENTERCOM'S REMEDIES.......................................... 37
    9.6.        LIQUIDATED DAMAGES NOT A PENALTY............................. 37
    9.7.        INDEMNIFICATION.............................................. 38

ARTICLE X.      GENERAL PROVISIONS........................................... 40

    10.1.       EXPENSES OF THE PARTIES...................................... 40
    10.2.       BROKERS...................................................... 40
    10.3.       SURVIVAL OF COVENANTS, REPRESENTATIONS AND
                WARRANTIES................................................... 40
    10.4.       AMENDMENT AND WAIVER......................................... 41
    10.5.       ASSIGNMENT................................................... 41
    10.6.       EFFECT OF THIS AGREEMENT..................................... 41
    10.7.       HEADINGS..................................................... 41
    10.8.       COUNTERPARTS................................................. 41
    10.9.       GOVERNING LAW................................................ 41
    10.10.      NOTICES...................................................... 41
    10.11.      STATION EMPLOYEES............................................ 43
    10.12.      SECTION 1031 ASSET EXCHANGE.................................. 43

EXHIBITS

A          Form of Time Brokerage Agreement
B          Form of Sinclair Communications, Inc. Guarantee
C          Form of Escrow Agreement
D          Form of Indemnification Escrow Agreement
E          Forms of Bill of Sale and  Assignment of Assets,  Assignments  of FCC
           Licenses,   Assignment  of  Contracts  and  Leases,   and  Assumption
           Agreement
F          Form of Sellers' Corporate Legal Opinion
G          Form of Sellers' FCC Legal Opinion
H          Form of Entercom's Legal Opinion

SCHEDULES

2.1.1      FCC Licenses
2.1.2      Real and Leased Property
2.1.3      Tangible Personal Property
2.1.5      Program Contracts
2.1.6      Trade-out Agreements
2.1.8      Operating Contracts
2.1.9      Vehicles
2.2.11     Miscellaneous Excluded Assets
4.1.6      Changes or Events
4.1.7      Litigation
4.1.8      Permitted Encumbrances
4.1.9      FCC Matters
4.1.14     Employee Benefit Plans
4.1.15     Labor Relations
4.1.16     Environmental Matters
4.1.17     Insurance
4.1.19     Matters Regarding the Heritage Agreement
4.2.3      Entercom's Qualifications as Assignee

                          ASSET PURCHASE AGREEMENT
                          ------------------------


             THIS ASSET PURCHASE AGREEMENT made and entered into this 26th day of January, 1998 by and among, TUSCALOOSA BROADCASTING, INC., a Maryland corporation (hereinafter "Tuscaloosa"), SINCLAIR RADIO OF PORTLAND LICENSEE, INC., a Maryland corporation ("SRPLI"), SINCLAIR RADIO OF ROCHESTER LICENSEE, INC., a Maryland corporation ("SRRLI"), (Tuscaloosa, SRPLI and SRRLI are sometimes collectively referred to herein as "Sellers"), and ENTERTAINMENT COMMUNICATIONS, INC., a Pennsylvania corporation (hereinafter "Entercom").

                              W I T N E S S E T H:
                              --------------------

             WHEREAS, pursuant to authorizations duly granted and issued by the Federal Communications Commission (the "Commission"), certain subsidiaries (the "Operating Subsidiaries") of HMC Acquisition Corp., a Delaware corporation ("HMC" and collectively with the Operating Subsidiaries, "Heritage") presently own and operate radio stations KKSN(AM), Vancouver, Washington, KKSN-FM, Portland, Oregon, KKRH(FM), Salem, Oregon, WKLX(FM), WBEE(FM) and WBBF(AM), Rochester, New York, and WQRV(FM), Avon, New York (each, a "Station" and collectively, the "Stations"); and

             WHEREAS, on August 20, 1997, Heritage Media Corporation, formerly the parent of the Operating Subsidiaries, merged with and into HMC, a wholly-owned subsidiary of The News Corporation, Limited ("News Corp."); and

             WHEREAS, Sinclair Broadcast Group, Inc. ("Sinclair") has agreed, pursuant to an Asset Purchase Agreement, among Sinclair and certain subsidiaries of Heritage, dated as July 16, 1997 (as such agreement may be amended from time to time, the "Heritage Agreement"), to acquire the assets owned, leased or used by Heritage or such subsidiaries in connection with the business and operations of the Stations and other radio and television stations; and

             WHEREAS, Tuscaloosa, SRPLI and SRRLI are wholly-owned subsidiaries of Sinclair and will acquire the Stations pursuant to one or more assignments of Sinclair's rights and obligations under the Heritage Agreement from Sinclair to Tuscaloosa, SRPLI and SRRLI; and

             WHEREAS, Entercom and Sellers have agreed, subject to the prior acquisition of the Stations by Sellers, prior approval by the Commission and certain other conditions, to transfer and assign the assets, properties, rights, privileges, licenses and all other authorizations used in connection with or relating to the Stations from Sellers to Entercom as hereinafter set forth; and

             WHEREAS, Entercom may elect to accomplish such transfer in whole or part as the acquisition of replacement property in a deferred like-kind exchange under Section 1031 of the Code; and

             WHEREAS, concurrently with the execution of this Agreement, (i) Entercom and Sellers are entering into a Time Brokerage Agreement substantially in the form of Exhibit A hereto (the "TBA") providing for the programming and sale by Entercom, upon the acquisition by Sellers of the Station, of substantially all of the broadcast time available on the Stations and (ii) Sinclair Communications, Inc., a Maryland corporation and wholly-owned subsidiary of Sinclair ("SCI"), is delivering a guarantee substantially in the form of Exhibit B hereto (the "Sinclair Guarantee") of certain of Sellers' obligations under this Agreement.

             NOW, THEREFORE, in consideration of the mutual promises herein contained and of the representations and warranties hereinafter set forth and for other good and valuable consideration, the parties, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I.
                                   ----------

                                   DEFINITIONS
                                   -----------

             As used herein, the following terms shall have the following respective meanings:

             "ADJUSTMENT TIME" shall mean 12:00:01 a.m. eastern standard time on the Closing Date.

             "AGREEMENT" shall mean this Asset Purchase Agreement.

             "APPLICATIONS" shall have the meaning set forth in Section 7.1 hereof.

             "BENEFIT ARRANGEMENT" means any benefit arrangement, obligation, custom, or practice, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, agents, or independent contractors, other than any obligation, arrangement, custom or practice that is a Plan, including, without limitation, employment agreements, executive compensation arrangements, incentive programs or arrangements, sick leave, vacation pay, plant closing benefits, salary continuation for disability, consulting, or other compensation arrangements, workers' compensation, retirement, deferred compensation, bonus, stock option or purchase, hospitalization, medical insurance, life insurance, tuition reimbursement or scholarship programs, perquisite, company cars, any plans subject to Code Section 125 and any plans providing benefits or payments in the event of a change of control, change in ownership, or sale of a substantial portion (including all or substantially all) of the assets of any business or portion thereof, in each case with respect to any present or former employees, directors, or agents.

             "CLOSING" shall mean the event of consummation of the transactions contemplated by this Agreement as more fully described in Article VIII of this Agreement.

             "CLOSING DATE" shall mean the date specified for Closing in Section
8.1 hereof.

             "CODE" shall mean the Internal Revenue Code of 1986, as amended.

             "COMMISSION" shall mean the Federal Communications Commission.

             "DOJ" shall mean the Antitrust Division of the United States Department of Justice.

             "ENCUMBRANCES" shall mean any mortgages,  pledges,  liens, security
interests,   defects   in   title,   easements,   rights-of-way,   encumbrances,
restrictions and any other matter affecting title.

             "ENVIRONMENTAL LAWS" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), 42 U.S.C. ss. 9601 et seq.; the Toxic Substances Control Act ("TSCA"), 15 U.S.C. ss. 2601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1802 et seq.; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. ss. 9601 et seq.; the Clean Water Act ("CWA"), 33 U.S.C. ss. 1251 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss. 300f et seq.; the Clean Air Act ("CAA"), 42 U.S.C. ss. 7401 et seq.; the Occupational Safety and Health Act ("OSHA"), 29 U.S.C. ss. 651 et seq.; or any other applicable federal, state, or local laws relating to Hazardous Materials generation, production, use, storage, treatment, transportation or disposal, or the protection of the environment from Hazardous Materials.

             "ENTERCOM" shall mean the corporation identified as such in the Preamble to this Agreement and any Qualified Intermediary to which Entercom may elect to assign all or part of its rights hereunder pursuant to Section 10.12 hereof.

             "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and all laws promulgated pursuant thereto or in connection therewith.

             "ERISA AFFILIATE" shall mean any person that, together with any other person, would be or was prior to March 17, 1997 treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

             "FINAL ORDER" shall mean an action by the Commission upon any application including, without limitation, the Applications, for its consent, approval or authorization, which action has not been reversed, stayed, enjoined, set aside, annulled or suspended, and with respect to which action, no protest, petition to deny, petition for rehearing or reconsideration, appeal or request for stay is pending, and as to which action the time for filing of any such protest, petition, appeal or request and any period during which the Commission may reconsider or review such action on its own authority has expired.

             "FTC" shall mean the United States Federal Trade Commission.

             "HAZARDOUS MATERIALS" shall mean any wastes, substances, or materials (whether solids, liquids or gases) that are deemed hazardous, toxic, pollutants, or contaminants, including without limitation, substances defined as "hazardous waste," "hazardous substances," "toxic substances," "radioactive materials," or other similar designations in, or otherwise subject to regulation under, any Environmental Laws.

             "HERITAGE" shall mean HMC and the Operating Subsidiaries.

             "HERITAGE AGREEMENT CLOSING DATE" shall mean the latest date on which all of the Stations are acquired by Sinclair under the Heritage Agreement, whether or not all stations subject to the Heritage Agreement are acquired on such date.

             "HERITAGE AGREEMENT DATE" shall mean July 16, 1997.

             "HMC" shall mean the corporation identified as such in the Preamble to this Agreement.

             "KNOWLEDGE" shall mean the actual knowledge of the party to whom such knowledge is imputed or the knowledge that the party should have upon reasonable investigation in light of the facts and circumstances available to such party.

             "LIABILITIES" shall mean, as to any Person, all debts, adverse claims, liabilities and obligations, direct, indirect, absolute or contingent of such Person, whether accrued, vested or otherwise, whether in contract, tort, strict liability or otherwise and whether or not actually reflected, or required by generally accepted accounting principles to be reflected, in such Person's balance sheets or other books and records.

             "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the business, assets or financial condition of the Stations taken as a whole, except for any such material adverse effect resulting from (a) general economic conditions applicable to the radio broadcast industry, (b) general conditions in the markets in which the Stations operate or (c) circumstances that are not likely to recur and either have been substantially remedied or can be substantially remedied without substantial cost or delay.

             "MULTIEMPLOYER PLAN" shall mean any Plan described in Section 3(37) of ERISA.

             "NEWS CORP." shall mean The News Corporation Limited, a South Australian corporation.

             "ORDINARY COURSE OF BUSINESS" shall mean, with respect to any person, the ordinary course of business consistent with past practices of such person both with respect to type and amount; any actions taken pursuant to the requirements of law or contracts existing on the date hereof shall be deemed to be action in the Ordinary Course of Business.

             "PERMITTED ENCUMBRANCES" shall mean (a) Encumbrances of a landlord or other statutory lien not yet due and payable, or a landlord's lien arising in the Ordinary Course of Business, (b) Encumbrances arising in connection with equipment or maintenance financing or leasing under the terms of the Station Contracts set forth on the Schedules which have been made available to Entercom, (c) Encumbrances arising pursuant to the terms of leases on Real Property or Leased Property as set forth on Schedule 2.1.1 and Schedule
2.1.8 which are subject to any lease or sublease to a third party, (d) Encumbrances for taxes not yet due and payable or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained in accordance with generally accepted accounting principles, (e) Encumbrances that do not materially detract from the value of any of the Assets or materially interfere with the use thereof as currently used, or (f) those Encumbrances on Schedule 4.1.8.

             "PLAN" means any plan, program or arrangement, whether or not written, that is or was an "employee benefit plan" as such term is defined in
Section 3(3) of ERISA and (a) which was or is established or maintained by Heritage, Sellers or any ERISA Affiliate of such parties; (b) to which Heritage, Sellers contributed or was obligated to contribute or to fund or provide benefits or had any liability (whether actual or contingent) with respect to any of its assets or otherwise; or (c) which provides or promises benefits to any person who performs or who has performed services for Heritage, Sellers and because of those services is or has been (i) as participant therein or (ii) entitled to benefits thereunder.

             "PORTLAND STATIONS" shall mean KKSN(AM), KKSN-FM and KKRH(FM).

             "PRORATION ITEMS" shall mean any power and utility charges, business and license fees (including retroactive adjustments thereof), sales and service charges, commissions, special assessments, and rental payments and personal and real estate taxes and assessments with respect to the Real Property, taxes (except for taxes arising from the transfer of the Assets hereunder), deposits, Trade-out Agreements, accrued vacation, unused sick leave and other similar prepaid and deferred items and any other operating expenses incurred in the Ordinary Course of Business. The parties acknowledge and agree that there shall be excluded from Proration Items the following: (a) except as otherwise provided in the TBA, severance pay relating to any employee of the Stations who shall have been terminated prior to the Closing Date, and (b) any Liabilities not being assumed by Entercom in accordance with Section 3.1.

             "QUALIFIED INTERMEDIARY" shall mean a party described in U.S. Treasury Regulations Section 1.1031(k)-1(g)(4).

             "QUALIFIED PLAN" shall mean a Plan that satisfies, or is intended to satisfy, the requirements for tax qualification described in Section 401 of the Code including, without limitation, any Plan that was terminated on or after July 1, 1989, as to which a person may have any actual or contingent liability.

             "ROCHESTER STATIONS" shall mean WKLX(FM), WBEE(FM), WBBF(AM) and WQRV(FM).

             "SCI" shall mean the corporation identified as such in the Preamble to this Agreement.

             "SELLERS" shall mean Tuscaloosa, SRPLI and SRRLI.

             "SELLERS' KNOWLEDGE" shall mean, except as otherwise expressly provided in Section 4.1.16.1 of this Agreement, the knowledge of the Sellers, Sinclair, SCI or any of their respective affiliates, officers, directors, partners, agents, representatives or consultants.

             "SINCLAIR" shall mean the corporation identified as such in the Preamble to this Agreement.

             "SINCLAIR GUARANTEE" shall mean the guarantee, substantially in the form of Exhibit B hereto, dated of even date herewith, providing for the guarantee by SCI of Sellers' obligations under this Agreement.

             "STATIONS" shall mean (i) the frequency modulation (FM) radio broadcast station licensed by the Commission to Portland, Oregon broadcasting on
97.1 MHz and currently assigned the call letters KKSN-FM, (ii) the amplitude modulation (AM) radio broadcast station licensed by the Commission to Vancouver, Washington broadcasting on 910 kHz and currently assigned the call letters KKSN(AM), (iii) the frequency modulation (FM) radio broadcast station licensed by the Commission to Salem, Oregon broadcasting on 105.1 MHz and currently assigned the call letters KKRH(FM), (iv) the frequency modulation (FM) radio broadcast station licensed by the Commission to Rochester, New York broadcasting on 98.9 MHz and currently assigned the call letters WKLX(FM), (v) the frequency modulation (FM) radio broadcast station licensed by the Commission to Rochester, New York broadcasting on 92.5 MHz and currently assigned the call letters WBEE(FM), (vi) the frequency modulation (FM) radio broadcast station licensed by the Commission to Avon, New York broadcasting on 93.3 MHz and currently assigned the call letters WQRV(FM) and (vii) the amplitude modulation (AM) radio broadcast station licensed by the Commission to Rochester, New York broadcasting on 950 kHz and currently assigned the call letters WBBF(AM).

             "SRPLI" shall mean the corporation identified as such in the Preamble to this Agreement.

             "SRRLI" shall mean the corporation identified as such in the Preamble to this Agreement.

             "TBA" shall mean the Time Brokerage Agreement, substantially in the form of Exhibit A hereto, dated of even date herewith, providing for the programming by and sale to Entercom of substantially all of the broadcast time available on the Stations upon acquisition thereof by Sellers.

             "TUSCALOOSA" shall mean the corporation identified as such in the Preamble to this Agreement.

             "WELFARE PLAN" shall mean an "employee welfare benefit plan" as such term is defined in Section 3(1) of ERISA.

                                   ARTICLE II.
                                   -----------

                                SALE AND PURCHASE
                                -----------------

             2.1. TRANSFER OF ASSETS. Subject to the terms and conditions set forth in this Agreement, at the Closing Sellers shall transfer, convey, grant, assign and deliver to Entercom, free and clear of all Encumbrances (other than Permitted Encumbrances) and Entercom shall buy, accept and receive from Sellers, all right, title and interest in, to and under all real, personal and mixed assets, rights, benefits and privileges, both tangible and intangible, owned, leased, used or useful in connection with the business and operations of the Stations (collectively, the "Assets"), but excluding the Excluded Assets described in Section 2.2.

             The Assets shall include, without limitation, all right, title and interest in, to and under the following:

                  2.1.1. FCC LICENSES. All licenses, permits and other authorizations issued by the Commission to Heritage, prior to the Heritage Agreement Closing Date, or issued to Sellers or Sinclair after such date, for the operation of the Stations (the "FCC Licenses"), including without limitation those listed in Schedule 2.1.1. and all applications therefor, together with any renewals, extensions or modifications thereof and additions thereto.

                  2.1.2. REAL AND LEASED PROPERTY INTERESTS.

                         (a) All the real property  owned by Heritage,  prior to
the Heritage Agreement Closing Date, or owned by Sellers or Sinclair, after such date, and related to the business and operations of the Stations including, without limitation, all land, fee interests, easements and other interests of every kind and description in real property, buildings, structures, fixtures, appurtenances, towers and antennae, and other improvements thereon owned by Heritage, prior to the Heritage Agreement Closing Date, or owned by Sellers or Sinclair, after such date, and used or useful in connection with the business and operations of the Stations ("Real Property"), including, without limitation, all of those items listed in Schedule 2.1.2.

                         (b)  All  the  real  property  leasehold  interests  of
Heritage, prior to the Heritage Agreement Closing Date, or the real property leasehold interests of Sellers or Sinclair, after such date, related to the business and operations of the Stations, including, without limitation, leases and subleases of any land, easements and other real property leasehold interests of every kind and description in real property, buildings, structures, fixtures, appurtenances, towers and antennae, and other improvements thereon leased by Heritage, prior to the Heritage Agreement Closing Date, or leased by Sellers or Sinclair, after such date, in connection with the business and operations of the Stations ("Leased Property"), including, without limitation, all of those items listed in Schedule 2.1.2.

                  2.1.3. TANGIBLE PERSONAL PROPERTY. All of the furniture, fixtures, furnishings, machinery, computers, equipment, inventory, spare parts, supplies, office materials and other tangible property of every kind and description owned, leased or used by

Heritage, prior to the Heritage Agreement Closing Date, or owned, leased or used by Sellers or Sinclair, after such date, in connection with the business and operations of the Stations, together with any replacements thereof and additions thereto made before the Closing, and less any retirements or dispositions thereof made before the Closing in the Ordinary Course of Business, including, without limitation, those items which have a book value in excess of Five Thousand Dollars ($5,000), all of which as of the Heritage Agreement Date are set forth and identified in Schedule 2.1.3.

                  2.1.4.  INTELLECTUAL  PROPERTY.  All  of  the  service  marks, copyrights, franchises, trademarks, trade names, jingles, slogans, logotypes and other similar intangible assets maintained, owned, leased or used by Heritage, prior to the Heritage Agreement Closing Date, or maintained, owned, leased or used by Sellers or Sinclair, after such date, in connection with the business and operations of the Stations (including any and all applications, registrations extensions and renewals relating thereto) (the "Intellectual Property"), and all of the rights, benefits and privileges associated therewith including, without limitation, the right to use the call letters for the Stations.

                  2.1.5. PROGRAM CONTRACTS. The program licenses and contracts under which Heritage, prior to the Heritage Agreement Closing Date, or under which Sellers or Sinclair, after such date, are authorized to broadcast programs on the Stations (collectively the "Program Contracts") including, without limitation, (a) all program (cash and non-cash) licenses and contracts listed on
Schedule 2.1.5, and (b) any other such program contracts that have been or will be entered into between the date of the Heritage Agreement and the Closing Date in accordance with the terms of the Heritage Agreement and this Agreement.

                  2.1.6. TRADE-OUT AGREEMENTS. All contracts and agreements (excluding Program Contracts) pursuant to which commercial air time on the Stations has been sold, traded or bartered in consideration for any property or services in lieu of or in addition to cash (collectively, the "Trade-out Agreements"), including, without limitation, those set forth and identified in
Schedule 2.1.6.

                  2.1.7. BROADCAST TIME SALES AGREEMENT. All contracts and agreements pursuant to which commercial air time has been sold on the Stations for cash (collectively the "Time Sales Agreements").

                  2.1.8. OPERATING CONTRACTS. All other operating contracts and agreements relating to the business or operations of the Stations, all material such contracts as of the Heritage Agreement Date being listed on Schedule 2.1.8. (including, without limitation, all employment agreements and talent contracts, all leases and subleases relating to the Leased Property, all agreements relating to any motor vehicles, all network affiliation agreements and all national and local advertising representation agreements for the Stations), together with all contracts and agreements that have been or will be entered into between the Heritage Agreement Date and the Closing Date in accordance with the terms of the Heritage Agreement and this Agreement (collectively, the "Operating Contracts" and together with the Program Contracts, Trade-out Agreements and the Time Sales Agreements, the "Station Contracts").

                  2.1.9. VEHICLES. All automotive equipment and motor vehicles maintained, owned, leased or otherwise used by Heritage, prior to the Heritage Agreement Closing Date, or maintained, owned, leased or otherwise used by Sellers or Sinclair, after such date, in connection with the business and operations of the Stations, including, without limitation, those set forth and described in Schedule 2.1.9.

                  2.1.10. FILES AND RECORDS. All engineering, business and other books, papers, logs, files and records pertaining to the business and operations of the Stations, but not the organizational documents and records described in
Section 2.2.7.

                  2.1.11. AUXILIARY FACILITIES. All translators, earth stations, and other auxiliary facilities, and all applications therefor owned, leased or otherwise used or useful by Heritage, prior to the Heritage Agreement Closing Date, or used or useful by Sellers or Sinclair, after such date, in connection with the business and operations of the Stations.

                  2.1.12. PERMITS AND LICENSES. All permits, approvals, orders, authorizations, consents, licenses, certificates, franchises, exemptions of, or filings or registrations with, any court or governmental authority (other than the Commission) in any jurisdiction, which have been issued or granted to or are owned or used or useful by Heritage, prior to the Heritage Agreement Closing Date, or which have been issued or granted to or are owned or used or useful by Sellers or Sinclair, after such date, in connection with the business and operations of the Stations, and all pending applications therefor.

                  2.1.13. GOODWILL. The business of the Stations as a "going concern," customer relationships and goodwill, if any.

             2.2. EXCLUDED ASSETS. Notwithstanding anything to the contrary in this Agreement, there shall be excluded from the Assets and retained by Sellers, to the extent in existence as of the Closing Date for a particular Station, the following assets (collectively, the "Excluded Assets").

                  2.2.1. CASH. All cash, cash equivalents or deposits held by Sellers, all interest payable in connection with any such cash, cash equivalents or deposits or short term investments, bank balances and rights in and to bank accounts, marketable and other securities of Sellers.

                  2.2.2. ACCOUNTS RECEIVABLE. Except as otherwise provided in the TBA, all Accounts Receivable arising out of the business and operations of the Stations by Sellers prior to the Adjustment Time.

                  2.2.3. PERSONAL PROPERTY DISPOSED OF. All tangible personal property disposed of or consumed in the Ordinary Course of Business by Heritage or by Sellers as permitted by the Heritage Agreement or this Agreement.

                  2.2.4. INSURANCE. All contracts of insurance and all insurance plans and the assets thereof.

                  2.2.5. EMPLOYEE PLANS AND ASSETS. All Plans, Benefit Arrangements (except for any Station Contracts, Proration Items or other matters which are specifically assumed by Entercom pursuant to the terms hereof), Qualified Plans and Welfare Plans and the assets hereof.

                  2.2.6. RIGHT TO TAX REFUNDS. Any and all claims of Sellers with respect to any tax refunds.

                  2.2.7. CERTAIN BOOKS AND RECORDS. All of (a) the Stations' originals of account books of original entry, (b) duplicated copies of any books, records, accounts, checks, payment records, tax records (including payroll, unemployment, real estate and other tax records) and other similar books, records and information relating to the operation of the business of the Stations prior to the Closing, and (c) all records and documents relating to any Excluded Assets maintained by or in the possession of Sellers; provided, in each case, that (i) prior to the Heritage Agreement Closing Date, to the extent permitted under the Heritage Agreement and (ii) at and after the Heritage Agreement Closing Date, without such limitation, Entercom shall be permitted full access to all such books and records and to make copies thereof upon reasonable request.

                  2.2.8. THIRD-PARTY CLAIMS. All rights and claims of Sellers, whether mature, contingent or otherwise, against third parties relating to the Assets or the Stations, whether in tort, contract, or otherwise.

                  2.2.9. DEPOSIT AND PREPAID EXPENSES. All deposits and prepaid expenses related to Sellers' ownership or operation of the Stations, provided, however, any deposit and prepaid expenses shall be included in the Assets conveyed pursuant hereto to the extent that Sellers receive a credit therefor in the calculation of the Proration Amount pursuant to Section 8.2.

                  2.2.10. NAMES. Any and all rights to use the names "Heritage Broadcasting," "Heritage Media," "Tuscaloosa," "Tuscaloosa Broadcasting," "Sinclair," or "Sinclair Communications" and any logo or variation thereof and the goodwill associated therewith.

                  2.2.11. MISCELLANEOUS EXCLUDED ASSETS. The assets listed and identified on Schedule 2.2.11.

             2.3. PURCHASE PRICE. The Purchase Price for the Assets is the sum of ONE HUNDRED TWENTY SIX MILLION FIVE HUNDRED THOUSAND DOLLARS ($126,500,000).

             2.4. ESCROW. For and in partial consideration of the execution and delivery of this Agreement, simultaneously with the execution and delivery of this Agreement, Entercom is depositing in escrow with an escrow agent (the "Escrow Agent") an irrevocable standby letter of credit (in form satisfactory to Sellers and for the benefit of Sellers ) in the amount of NINE MILLION FOUR HUNDRED EIGHTY SEVEN THOUSAND FIVE HUNDRED DOLLARS ($9,487,500) (the "Letter of Credit"), to secure Entercom's obligations described herein, in accordance with the terms and conditions of an escrow agreement substantially in the form attached as Exhibit C hereto (the "Escrow Agreement"). The Escrow Agent shall be a bank or financial institution with a combined capital and surplus of at least $100,000,000.00.

             2.5. PAYMENT. The Purchase Price to be paid by Entercom shall be payable in cash delivered at the Closing by wire transfer of immediately available federal funds to the account of Sellers at such financial institution as Sellers shall specify in writing.

             2.6. ALLOCATION OF PURCHASE PRICE. Entercom and Sellers agree that the aggregate fair market value of the Assets (the "Aggregate Fair Market Value") will be appraised by the appraisal firm of BIA Consulting, Inc. ("BIA") (the "Appraisal"). All costs and expenses of BIA in preparing the Appraisal shall be borne one-half by Entercom and one-half by Sellers. The parties acknowledge that a draft Appraisal has been prepared by BIA prior to the date of this Agreement, and that Sellers and Entercom will cooperate to finalize such Appraisal. Entercom shall prepare IRS Form 8594 reflecting the Aggregate Fair Market Value as found by BIA and such other information as required by the form, and shall forward it within 30 days after Closing to Sellers for their approval, which approval shall not be withheld unreasonably. Entercom and Sellers shall each file with their respective federal income tax return for the tax year in which the Closing occurs, IRS Form 8594 containing the information agreed upon by the parties pursuant to the this Section 2.6. Entercom agrees to report the purchase of the Assets and each of Sellers agrees to report the sale of such assets for income tax purposes in a manner consistent with the information agreed upon by the parties pursuant to this Section 2.6 and contained in its IRS Form 8594. In the event either or both of the parties elects to treat all or a portion of the Assets transferred as part of a deferred like-kind exchange under
Section 1031 of the Code, each party shall, in completing any IRS Forms 8824 that the party might be required to file with the IRS, reflect the values for the Assets as determined pursuant to this Section 2.6. The parties expressly agree that Seventy Six Million Dollars ($76,000,000) of the Purchase Price shall be allocated to the Portland Stations, and Fifty Million Five Hundred Thousand Dollars ($50,500,000) of the Purchase Price shall be allocated to the Rochester Stations. Notwithstanding any other provision of this Agreement, the provisions of this Section 2.6 shall survive the Closing without limitation.

                                  ARTICLE III.
                                  ------------

                                   LIABILITIES
                                   -----------

             3.1. ASSUMPTION OF LIABILITIES BY ENTERCOM. From and after the Closing Date, Entercom shall assume, pay, perform, and discharge the following Liabilities (collectively, the "Assumed Liabilities") of Sellers:

                  3.1.1. The Liabilities arising out of events occurring on or after the Closing Date related to the businesses or operations of the Stations or Entercom's ownership of the Assets;

                  3.1.2. All Liabilities arising out of events occurring on or after the Closing Date with respect to the FCC Licenses;

                  3.1.3. All Liabilities arising on or after the Closing Date under the Station Contracts (including, without limitation, Trade-out Agreements) pursuant to their terms (except for Liabilities for any breaches thereunder by Sellers or Heritage occurring prior to the Closing Date); and

                  3.1.4. All those Liabilities for which, and only to the extent, that Entercom receives the benefit of a Proration Item in accordance with Section 8.2 hereof.

             3.2. OTHER LIABILITIES. Except for the Assumed Liabilities or as otherwise expressly provided in the TBA, Entercom does not and shall not assume any other Liabilities of any kind or description.

             3.3.  NON-ASSIGNABLE  STATION  CONTRACTS.

                  3.3.1. Sellers shall, beginning immediately upon execution of this Agreement, take all reasonable action required to obtain all consents, approvals and agreements of any third parties necessary to authorize, approve or permit the consummation of the transactions contemplated by this Agreement, including, without limitation, any consent of the parties to the Station Contracts designated as necessary in Schedule 2.1.8 in order to consummate the transactions contemplated hereby (collectively, the "Restricted Contracts"). Notwithstanding anything to the contrary set forth in this Agreement or otherwise, to the extent that the consent or approval of any third party is required under any Restricted Contract, Sellers shall only be required to use reasonable efforts (not involving the payment by Sellers of any money to any party to any such Restricted Contract, except to the extent required by Section 3.3.2) to obtain such consents and approvals, and in the event that Sellers fail to obtain any such consent or approval, Entercom shall have no right to terminate this Agreement.

                  3.3.2. Notwithstanding anything to the contrary in Section 3.3.1, Sellers shall retain, until such time as any required consents shall have been obtained by Sellers, all rights to and obligations under any Station Contract which requires the consent of any other party thereto for assignment to Entercom if such consent has not been obtained on the Closing Date (the "Deferred Contract"). Until the assignment of the Deferred Contract, (i) Sellers shall continue to use all commercially reasonable efforts and Entercom shall cooperate with Sellers to obtain the consent and/or to remove any other impediments to such assignment, and (ii) Sellers and Entercom agree to cooperate in any lawful arrangement to provide (to the extent permitted without breach of the Deferred Contract) that Entercom shall receive the benefits of such interest after the Closing Date to the same extent as if it were Sellers; provided, however, (y) if Entercom shall fail to receive such benefits after the Closing Date for any leased property that is a main transmitter tower site or a studio site for any Station (the "Designated Properties"), Sellers agree to make such payments as are necessary for Entercom to receive such benefits and/or necessary to receive such consents for assignment as long as the aggregate amount of all such payments does not exceed Seventy Five Thousand Dollars ($75,000) for all such Designated Properties under this Agreement and (z) Entercom shall, at its sole discretion, not be obligated to perform the obligations under any Deferred Contract if it is not also receiving all of the benefits thereunder. If, subsequent to the Closing, Sellers shall obtain any consent required to assign any Deferred Contract, the Deferred Contract for which consent to assign has been obtained shall at that time be deemed to be conveyed, granted, bargained, sold, transferred, setover, assigned, released, delivered and confirmed to Entercom, without need of further action by Sellers or of future documentation.

                                   ARTICLE IV.
                                   -----------

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

             4.1. SELLERS' REPRESENTATIONS. Sellers hereby represent and warrant to Entercom that:

                  4.1.1. CORPORATE STANDING. Tuscaloosa, SRPLI and SRRLI are corporations, duly organized, validly existing and in good standing under the laws of the states of their respective organizations, and are duly qualified to do business and are in good standing in any jurisdiction where it owns or operates a radio station and in each other jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified could not, individually or in the aggregate, have a material adverse effect.

                  4.1.2. AUTHORIZATION OF AGREEMENT; NO BREACH. Tuscaloosa, SRPLI and SRRLI have the corporate power and authority to execute, deliver and perform this Agreement and such other agreements as are necessary to consummate the transactions contemplated hereby. Subject to the receipt of the consents and approvals required elsewhere herein, this Agreement constitutes the valid and binding obligation of each of Tuscaloosa, SRPLI and SRRLI, enforceable against each in accordance with its terms, except as such enforceability may be limited by bankruptcy and laws affecting the enforcement of creditors' rights generally or equitable principles. Assuming the said consents and approvals are obtained, neither such execution, delivery and performance nor compliance by each Seller with the terms and provisions hereof will conflict with or result in a breach of any of the terms, conditions or provisions of the organizational documents of such entities or any judgment, order, injunction, decree, regulation or ruling of any court or any other governmental authority to which each is subject or any material agreement or contract to which each is a party or to which each is subject, or constitute a material default thereunder.

                  4.1.3. QUALIFICATIONS AS ASSIGNOR. Sellers know of no facts which, under the Communications Act of 1934, as amended, or the existing rules and regulations of the Commission, would disqualify Heritage or Sellers as an assignor of the FCC Licenses to be assigned by each under the Heritage Agreement or hereunder, as applicable.

                  4.1.4. ABSENCE OF CONFLICTING ORDERS. Neither Seller is subject to any judgment, award, order, writ, injunction, arbitration decision or decree which prohibits or prevents the performance of this Agreement or the consummation of any transaction contemplated under this Agreement, and there is no litigation, administrative action, arbitration, proceeding or investigation pending, or to Sellers' Knowledge, threatened, against any Seller or affecting any Seller in any federal, state or local court or before any administrative agency or arbitrator that would adversely affect Sellers' ability to perform their obligations under this Agreement or would hinder the consummation of the transactions contemplated hereunder.

                  4.1.5. FINANCIAL STATEMENTS: UNDISCLOSED LIABILITIES.

                         4.1.5.1. Sellers have provided to Entercom an unaudited
balance sheet of the Stations as of November 30, 1997 (the "Balance Sheet") and an unaudited statement of income and operating cash flows for the ten month period ending November 30, 1997, in each case, provided to Sellers by Heritage. To Sellers' Knowledge, the financial statements referred to in this Section
4.1.5.1 (a) present fairly in all material respects the financial condition of its Stations as of the date and the results of operations and operating cash flows for the period indicated and (b) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except that the financial statements referred to in this Section 4.1.5.1 do not contain all footnotes and cash flow information from investing and financing activities required under generally accepted accounting principles and are subject to customary year-end adjustments).

                         4.1.5.2.   To  Sellers'   Knowledge,   there  exist  no
Liabilities of the Stations relating to, or arising out of, the business or operations of such Stations, contingent or absolute, matured or unmatured, known or unknown, except (a) as reflected on the Balance Sheet and (b) for Liabilities that (i) were incurred after November 30, 1997 (the "Current Balance Sheet
Date") in the Ordinary Course of Business, or (ii) were not required to be reflected on the Balance Sheet in accordance with generally accepted accounting principles applied on a consistent basis.

                  4.1.6. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth and described in Schedule 4.1.6, (i) to Sellers' Knowledge, after the Current Balance Sheet Date through the date hereof there has been no, (ii) to Sellers' Knowledge, from the date hereof through the Heritage Agreement there will be no, and (iii) except as may be caused by Entercom pursuant to the TBA, after the Heritage Agreement Closing Date there will be no, Material Adverse Effect. Since the Current Balance Sheet Date, the business of the Stations has been conducted in the Ordinary Course of Business. After the Heritage Agreement Closing Date, Sellers will not have, and to Sellers' Knowledge, Heritage has not
(a) incurred any extraordinary loss of, or injury to, any of its Assets as the result of any fire, explosion, flood, windstorm, earthquake, labor trouble, riot, accident, act of God or public enemy or armed forces, or other casualty;
(b) incurred, or become subject to, any Liability, except current Liabilities incurred in the Ordinary Course of Business; (c) discharged or satisfied any Encumbrance or paid any

Liability other than current Liabilities shown in the Balance Sheet, current Liabilities incurred since the Current Balance Sheet Date in the Ordinary Course of Business and Liabilities (including, without limitation, partial and complete prepayments) arising under any credit or loan agreement between such parties and their lenders; (d) mortgaged, pledged or subjected to any Encumbrance any of the Assets (except for Permitted Encumbrances); (e) made any material change in any method of accounting or accounting practice; (f) sold, leased, assigned or otherwise transferred any of the material Assets other than obsolete Assets which have been replaced by suitable replacements; (g) made any material increase in compensation or benefits payable to any employee other than in the Ordinary Course of Business; or (h) made any agreement to do any of the foregoing.

                  4.1.7. ABSENCE OF LITIGATION. Except as set forth on Schedule 4.1.7, as of the date hereof, there is no material or, to Sellers' Knowledge, immaterial, action, suit, investigation, claim, arbitration, litigation or similar proceeding, nor any order, decree or judgment pending or, to Sellers' Knowledge, threatened, against Sinclair, Sellers, the Assets or the Stations before any governmental authority.

                  4.1.8. ASSETS. Except for the Excluded Assets, the Assets include all of the assets or property used or useful in the businesses of the Stations as presently operated. Except for leased or licensed Assets, at and after the Heritage Agreement Closing Date, Sellers or one of them will be the owners of, and will have good title to, the Assets free and clear of any Encumbrances, except for Permitted Encumbrances (including, without limitation, those items set forth on Schedule 4.1.8). At the Closing, Entercom shall acquire good title to, and all right, title and interest in and to the Assets, free and clear of all Encumbrances, except for the Permitted Encumbrances.

                  4.1.9. FCC MATTERS. At and after the Heritage Agreement Closing Date, Sellers or one of them will hold the FCC Licenses listed as held on Schedule 2.1.1. Such FCC Licenses constitute all of the licenses, permits and authorizations from the Commission which have been issued to Heritage that are required for the business and operations of the Stations. Except as set forth on
Schedule 4.1.9, such FCC Licenses are valid and in full force and effect through the dates set forth on Schedule 2.1.1, unimpaired by any condition, other than as set forth in the FCC Licenses. Except as set forth on Schedule 4.1.9, no application, action or proceeding is pending for the renewal or modification of any of the FCC Licenses and, except for actions or proceedings affecting radio broadcast stations or the radio industry generally, no application, complaint, action or proceeding is pending or, to Sellers' Knowledge, threatened, that may result in (a) the revocation, modification, non-renewal or suspension of any of such FCC Licenses, or (b) the issuance of a cease-and-desist order. To Sellers' Knowledge, except as set forth in Schedule 4.1.9, no facts, conditions or events exist relating to Heritage, Sellers, or the Stations that would reasonably be expected to cause the Commission to revoke any FCC License or not to grant any pending applications for renewal of the FCC Licenses or to deny the assignment of the FCC Licenses to Entercom as provided for in this Agreement.

                  4.1.10. REAL  PROPERTY.

                         4.1.10.1.  At and after the Heritage  Agreement Closing
Date, Sellers or one of them will have good and marketable fee simple title to all fee estates included in the Real Property and good title to all other owned Real Property, in each case free and clear of all Encumbrances, except for Permitted Encumbrances.

                         4.1.10.2.  At and after the Heritage  Agreement Closing
Date, Sellers or one of them will have a valid leasehold interest in all Leased Property listed as leased in Schedule 2.1.2. Schedule 2.1.2 lists all leases and subleases pursuant to which any of the Leased Property is leased. At and after the Heritage Agreement Closing Date, Sellers or one of them will be the owner and holder of all the Leased Property purported to be granted by such leases and subleases. At and after the Heritage Agreement Closing Date, each such lease and sublease will be valid as to Sellers or one of them and, to Sellers' Knowledge, will constitute a legal and binding obligation of, and will be legally enforceable against, each party thereto and grants the leasehold interest it purports to grant, including any rights to nondisturbance and peaceful and quiet enjoyment that may be contained therein. At and after the Heritage Agreement Closing Date, Sellers or one of them will be, and to Sellers' Knowledge, all other parties will be, in compliance in all material respects with the provisions of such leases and subleases.

                         4.1.10.3.  The Real  Property  and the Leased  Property
listed in Schedule 2.1.2 constitute all of the real property owned, leased or used in the business and operations of the Stations which is material to the business and operations of the Stations.

                         4.1.10.4. To Sellers' Knowledge, no portion of the Real
Property or any building, structure, fixture or improvement thereon is the subject of, or affected by, any condemnation, eminent domain or inverse condemnation proceeding currently instituted or pending or threatened. To Sellers' Knowledge and to the extent that such documents are in Sellers' possession, Sellers have delivered to Entercom true, correct and complete copies of the following documents with respect to the Real Property and Leased
Property: (i) deeds, by which a fee interest in any of the Real Property and Leased Property has been received; (ii) leases, by which any of the Real Property is leased; (iii) title insurance policies or commitments; (iv) surveys; and (v) inspection reports or other instruments or reports, including, without limitation, any phase I or phase II environmental reports or other similar environmental reports, surveys or assessments (including any and all amendments and other modifications of such instruments).

                  4.1.11. INTELLECTUAL PROPERTY. At and after the Heritage Agreement Closing Date, Sellers or one of them will possess adequate rights, licenses and authority to use all Intellectual Property necessary to conduct the business of the Stations as presently conducted. At and after the Heritage Agreement Closing Date, Sellers or one of them will have good title to all Intellectual Property that each owns, free and clear of any Encumbrances, except for Permitted Encumbrances. At and after the Heritage Agreement Closing Date, no Seller will be obligated to pay any royalty or other fees to anyone with respect to the Intellectual Property. No Seller has, and to Sellers' Knowledge, Heritage has not, received any written notice to the effect that any service rendered or to be rendered by Heritage or any of Sellers relating to the business of the Stations may infringe, or that such parties are otherwise infringing, on any Intellectual Property right or other legally protectable right of another. No director, officer or employee of Heritage or Sellers has any interest in any Intellectual Property.

                  4.1.12. STATION CONTRACTS. Complete and correct copies of the Station Contracts set forth in Schedules 2.1.5, 2.1.6 and 2.1.8 (which schedules are true and correct in all material respects) have been made available to Entercom and (a) at and after the Heritage Agreement Closing Date, each such material Station Contract and, to Sellers' Knowledge, each such immaterial Station Contract, will be in full force and effect and will constitute a legal, valid and binding obligation of the parties thereto; (b) at and after the Heritage Agreement Closing Date, each Seller which has become subject to a Station Contract will not be in breach or default in any material respect of the terms thereto; (c) at and after the Heritage Agreement Closing Date, none of the material rights under any such Station Contract of each Seller which has become subject thereto will be subject to termination, nor will a default occur, as a result of the consummation of the transactions contemplated hereby, except to the extent that failure to obtain the prior consent to assignment thereof of any party thereto shall or could be interpreted to constitute a termination or modification of or a default under any such Station Contract; and (d) to Sellers' Knowledge, no other party to any such Station Contract is in breach or default in any material respect of the terms thereunder.

                  4.1.13. TAXES. Each Seller has (or, in the case of returns becoming due after the date hereof and on or before the Closing Date, will have prior to the Closing Date) duly filed all material tax returns required to be filed on or before the Closing Date with respect to all material taxes applicable to the ownership or operation of the Stations by Sellers. In the case of any tax returns which receive an extension for their date of filing, such tax returns will be considered due on, and not considered required to be filed before, the extended due date. To Sellers' Knowledge, all tax returns are (or, in the case of returns becoming due after the date hereof and on or before the Closing Date, will be) true and complete in all material respects. Sellers: (a) have paid all taxes due to any governmental authority as indicated on the tax returns applicable to the ownership or operation of the Stations by Sellers; or
(b) have established (or, in the case of amounts becoming due after the date hereof but prior to the Closing Date will have established) adequate reserves (in conformity with generally accepted accounting principles consistently applied) for the payment of taxes applicable to the ownership or operation of the Stations by Sellers.

                  4.1.14.  EMPLOYEE  BENEFIT PLANS.

                         4.1.14.1.  Schedule  4.1.14 lists all Plans and Benefit
Arrangements (exclusive of severance arrangements and retention agreements) maintained or contributed to for the benefit of the employees of the Stations (collectively, the "Benefit Plans"). Each Benefit Plan maintained or contributed to by Sellers, and, to Sellers' Knowledge, each Benefit Plan maintained or contributed to by Heritage, has been maintained in material compliance with its terms and with ERISA, the Code and other applicable laws.

                         4.1.14.2.  Schedule  4.1.14  sets  forth  a list of all
Qualified Plans maintained or contributed to by Sellers, and to Sellers' Knowledge, all Qualified Plans maintained or contributed to by Heritage, in each case, for the benefit of the employees of the Stations. All such Qualified Plans and any related trust agreements or annuity agreements (or any other funding document) have been maintained in material compliance with ERISA and the Code (including, without limitation, the requirements for tax qualification described in Section 401 thereof), other than any Multiemployer Plan. To Sellers' Knowledge, any trusts established under such Plans are exempt from federal income taxes under Section 501(a) of the Code.

                         4.1.14.3.  Schedule  4.1.14  sets  forth  a list of all
funded Welfare Plans maintained or contributed to by Sellers, and to Sellers' Knowledge, all funded Welfare Plans maintained or contributed to by Heritage, in each case, that provide benefits to current or former employees of the Stations or their beneficiaries. To Sellers' Knowledge, the funding under each Welfare Plan does not exceed and has not exceeded the limitations under Sections 419A(b) and 419A(c) of the Code. At and after the Heritage Agreement Closing Date, Sellers will not be, and to Sellers' Knowledge, Heritage is not, subject to taxation on the income of any Welfare Plan's welfare benefit fund (as such term is defined in Section 419(e) of the Code) under Section 419A(g) of the Code, which Welfare Plan has been maintained or contributed to by any such party.

                         4.1.14.4.  Sellers have no, and to Sellers'  Knowledge,
Heritage has no, post-retirement medical life insurance or other benefits promised, provided or otherwise due now or in the future to current, former or retired employees of the Stations.

                         4.1.14.5.  Except as set forth in Schedule  4.1.14,  at
and after the Heritage Agreement Closing Date, Sellers will have, and to Sellers' Knowledge, Heritage has (a) filed or caused to be filed all returns and reports on the Plans that each such party is required to file and (b) paid or made adequate provision for all fees, interest, penalties, assessments or deficiencies that have become due pursuant to those returns or reports or pursuant to any assessment or adjustment that has been made relating to those returns or reports. All other fees, interest, penalties and assessments that are payable by or for Heritage and Sellers have been or will be timely reported, fully paid and discharged. There will be no unpaid fees, penalties, interest or assessments due from Sellers, and to Sellers' Knowledge, there are no unpaid fees, penalties, interest or assessments due from Heritage or from any other person, in each case, that are or could become an Encumbrance on any of its Assets or could otherwise adversely affect the businesses or operations of the Stations or the Assets. At and after the Heritage Agreement Closing Date, Sellers or one of them will have, and to Sellers' Knowledge, Heritage has, collected or withheld all amounts that are required to be collected or withheld by each such party to discharge its obligations, and all of those amounts have been paid to the appropriate governmental authority or set aside in appropriate accounts for future payment when due. Sellers have furnished to Entercom true and complete copies of all documents setting forth the terms and funding of each Plan.

                         4.1.14.6.  Except as set forth in Schedule  4.1.14,  at
and after the Heritage Agreement Closing Date, none of Sellers or any ERISA Affiliate of such parties will have, and none of Heritage or any ERISA Affiliate of Heritage has ever, sponsored or maintained, had any obligation to sponsor or maintain, or had any liability (whether actual or contingent, with respect to any of its assets or otherwise) with respect to any Plan subject to Section 302 of ERISA or Section 412 of the Code or Title IV of ERISA (including any Multiemployer Plan). At and after the Heritage Agreement Closing Date, none of Sellers or any ERISA Affiliate of such parties will have, and none of Heritage or any ERISA Affiliate of Heritage (since January 1, 1989) has, terminated or withdrawn from or sought a funding waiver with respect to any plan subject to Title IV of ERISA, and no facts exist that could reasonably be expected to cause such actions in the future; no accumulated funding deficiency (as defined in Code Section 412), whether or not waived, exists with respect to any such plan; no reportable event (as defined in ERISA Section 4043) has occurred with respect to any such plan (other than events for which reporting is waived); all costs of any such plans have been provided for on the basis of consistent methods in accordance with sound actuarial assumptions and practices, and the assets of each such plan, as of its last valuation date, exceeded its "Benefits Liabilities" (as defined in ERISA Section 4001(a)(16)); and, since the last valuation date for each such plan, no such plan has been amended or changed to increase the amounts of benefits thereunder and, to Sellers' Knowledge, there has been no event that would reduce the excess of assets over benefit liabilities; and except as set forth in Schedule 4.1.14, at and after the Heritage Agreement Closing Date, none of Sellers or any ERISA Affiliate of such parties will have, and none of Heritage or any ERISA Affiliate of Heritage has ever, made or been obligated to make, or reimbursed or been obligated to reimburse another employer for, contributions to any Multiemployer Plan.

                         4.1.14.7.  No claims or  lawsuits  are  pending  or, to
Sellers' Knowledge, threatened, by, against, or relating to any Benefit Plan. To Sellers' Knowledge, the Benefit Plans are not presently under audit or examination (nor has notice been received of a potential audit or examination) by the Internal Revenue Service, the Department of Labor, or any other governmental agency or entity and no matters are pending with respect to any Qualified Plan under the Internal Revenue Service's Voluntary Compliance Resolution program, its Closing Agreement Program, or other similar programs.

                         4.1.14.8.  To Sellers' Knowledge,  with respect to each
Plan, there has occurred no non-exempt "prohibited transaction" (within the meaning of Section 4975 of the Code) or transaction prohibited by Section 406 of ERISA or breach of any fiduciary duty described in Section 404 of ERISA that would, if successful, result in any liability for Sellers. Sellers will take no action that would result in such a liability between the date hereof and the Closing Date.

                         4.1.14.9.  At and after the Heritage  Agreement Closing
Date, Sellers will have no liability, and to Sellers' Knowledge, Heritage has no liability (whether actual, contingent, with respect to any of the Assets or otherwise) with respect to any employee benefit plan that is not a Benefit Plan (exclusive of severance arrangements and retention agreements) or with respect to any employee benefit plan sponsored or maintained (or which has been or should have been sponsored or maintained) by any ERISA Affiliate of such parties.

                         4.1.14.10.  At and after the Heritage Agreement Closing
Date, all group health plans of Sellers and their ERISA Affiliates will have been, and all group health plans of Heritage and its ERISA Affiliates have been, operated in material compliance with the requirements of Sections 4980B (and its predecessor) and 5000 of the Code, and Sellers have provided or will have provided before the Closing Date, to individuals entitled thereto, all required notices and coverage pursuant to Section 4980B with respect to any "qualifying event" (as defined therein) occurring before or on the Closing Date.

                  4.1.15. LABOR RELATIONS. Sellers have made available to Entercom a true and complete list of all employees engaged in the business or operations of the Stations as of the date set forth on the list, together with such employee's position, salary and date of hire. Schedule 4.1.15 lists all written employment contracts of Heritage and Sellers related to employees of the Stations and all written agreements, plans, arrangements, commitments and understandings pursuant to which Heritage has, or at and after the Heritage Agreement Closing Date, pursuant to which Sellers will have, severance obligations related to employees at the Stations. Except as set forth on
Schedule 4.1.15, no labor union or other collective bargaining unit represents or, to Sellers' Knowledge, claims to represent, any of the employees of the Station. Except as set forth in Schedule 4.1.15, there are no strikes, work stoppages, grievance proceedings, union organization efforts, or other controversies pending between Heritage or Sellers, and any union or collective bargaining unit representing (or, to Sellers' Knowledge, claiming to represent) the employees at the Stations. At and after the Heritage Agreement Closing Date, Sellers will be, and Heritage is, in compliance with all laws relating to the employment or the workplace, including, without limitation, provisions relating to wages, hours, collective bargaining, safety and health, work authorization, equal employment opportunity, immigration and the withholding of income taxes, unemployment compensation, worker's compensation, employee privacy and right to know and social security contributions, except for any noncompliance which would not have a Material Adverse Effect. Except as set forth herein, there are no collective bargaining agreements relating to the Stations or the business and operations thereof.

                  4.1.16. ENVIRONMENTAL MATTERS.

                         4.1.16.1.  Except as set forth in Schedule  4.1.16,  to
Sellers' Knowledge (which knowledge is based on the items set forth on Schedule 4.1.16), Heritage is, and at and after the Heritage Agreement Closing Date, Sellers will be, in material compliance with, and the Real Property and all improvements thereon are in material compliance with, all Environmental Laws.

                         4.1.16.2. Except as set forth in Schedule 4.1.16, there
are no pending or, to Sellers' Knowledge, threatened, actions, suits, claims, or other legal proceedings based on (and none of Sellers have received any written notice of any complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, or information request from any governmental authority arising out of or attributable to): (a) the current or past presence at any part of the Real Property of Hazardous Materials; (b) the current or past release or threatened release into the environment from the Real Property (including, without limitation, into any storm drain, sewer, septic system or publicly owned treatment works) of any Hazardous Materials; (c) the off-site disposal of Hazardous Materials originating on or from the Real Property or the businesses or Assets of the Stations; (d) any facility operations or procedures of the Stations since Heritage's ownership thereof which do not conform to requirements of the Environmental Laws; or (e) any violation of Environmental Laws at any part of the Real Property arising from activities of the Stations since Heritage's ownership thereof involving Hazardous Materials. At and after the Heritage Agreement Closing Date, Sellers will have been, and to Sellers' Knowledge, Heritage has been, duly issued all material permits, licenses, certificates and approvals required under any Environmental Law.

                  4.1.17. INSURANCE. Schedule 4.1.17 contains a true and complete list and brief summary of all policies of title, property, fire, casualty, liability, life, workmen's compensation, libel and slander, and other forms of insurance of any kind relating to the Assets or the business and operations of the Stations. To Sellers' Knowledge, all such policies: (a) are in full force and effect; (b) are sufficient for compliance in all material respects by Heritage with all requirements of law and of all material agreements to which Heritage is a party; and (c) are valid, outstanding, and enforceable policies and Heritage is not in default in any material respect thereunder. Between the Heritage Agreement Closing Date and the Closing Date of this Agreement, Sellers will carry insurance relating to the Assets or the business and operations of the Stations such that this Section 4.1.17 would be true after substituting "Sellers" for "Heritage" in each instance. All such insurance of Sellers shall provide for full replacement cost coverage of any tangible property that is lost or damaged due to an insured event or cause.

                  4.1.18. REPORTS. All material returns, reports and statements that the Station will be required to file with the Commission or any governmental agency after the date of this Agreement, and to Sellers' Knowledge, all material returns, reports and statements that the Stations have been required to file with the Commission or any governmental agency through the date of this Agreement, have been or will be timely filed, and all reporting requirements of the Commission and other governmental authorities having jurisdiction thereof have been or will be complied with by Sellers and, to Sellers' Knowledge, by Heritage, in each case, in all material respects. All such reports, returns and statements to be filed after the date hereof will be complete and correct in all material respects as filed and, to Sellers' Knowledge, all such reports, returns and statements that have been filed through the date of this Agreement, are complete and correct in all material reports as filed. At and after the Heritage Agreement Closing Date all documents required by the Commission to be deposited by Sellers. and, to Sellers' Knowledge, all documents required by the Commission to be deposited by Heritage since the period of operation of the Stations by Heritage, in each case, in the public file of the Stations (as defined in the rules and regulations of the Commission) have been or will be deposited therein.

                  4.1.19. HERITAGE AGREEMENT. Except as set forth on Schedule 4.1.19, Sinclair and its affiliates have not waived any of their rights under the Heritage Agreement related to the Stations. Sinclair is unaware of any material breach or misrepresentation by Heritage or News Corp. under the Heritage Agreement. Sinclair is not in material breach of, and has not defaulted under, any of the terms of the Heritage Agreement

(unless waived or consented to in writing by Heritage and described on Schedule 4.1.19). The Heritage Agreement constitutes the valid and binding obligation of Sinclair, enforceable against Sinclair and, by assignments, against Sellers, in accordance with its terms, except as such enforceability may be limited by bankruptcy and laws affecting the enforcement of creditors' rights generally or equitable principles. Sinclair is not, and, to Seller's Knowledge, Heritage and News Corp. are not, subject to any judgment, award, order, writ, injunction, arbitration decision or decree which prohibits the performance of the Heritage Agreement or the consummation of any transaction contemplated under the Heritage Agreement, and, except as disclosed on Schedule 4.1.19, there is no litigation, administrative action, arbitration, proceeding or investigation pending or, to Sellers' Knowledge, threatened, against Heritage, News Corp., Sinclair or Sellers or affecting such parties in any federal, state or local court, or before any administrative agency or arbitrator that would adversely affect the ability of Sinclair, Sellers, Heritage or News Corp. to consummate, or that would prohibit, the transactions contemplated under the Heritage Agreement related to the Stations.

                  4.1.20. INTERPRETATION OF CERTAIN PROVISIONS. Sellers have not relied and are not relying on the specification of any dollar amount in any representation or warranty made in this Agreement or any Schedule hereto to indicate that such amounts, or higher or lower amounts, are or are not material, and agree not to assert in any dispute or controversy between the parties hereto that specification of such amounts indicates or is evidence as to whether or not any obligation, item or matter is or is not material for purposes of this Agreement and the transactions contemplated hereby.

             4.2. ENTERCOM'S REPRESENTATIONS. Entercom represents and warrants to Sellers that:

                  4.2.1. CORPORATE STANDING. Entercom is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, and at the Closing Date will have the corporate power and authority to conduct its business as proposed to be conducted and upon the acquisition of the Assets will be duly qualified to do business in any jurisdiction where it owns and operates a radio station and in each other jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified could not, individually or in the aggregate, have a material adverse effect.

                  4.2.2. AUTHORIZATION OF AGREEMENT: NO BREACH. Entercom has the corporate power and authority to execute, deliver and perform this Agreement and such other agreements as are necessary to consummate the transactions contemplated hereby. Subject to the receipt of the consents and approvals required elsewhere herein, this Agreement constitutes the valid and binding obligation of Entercom, enforceable against Entercom in accordance with its terms, except as such enforceability may be limited by bankruptcy and laws affecting the enforcement of creditors' rights generally or equitable principles. Assuming the said consents and approvals are obtained, neither such execution, delivery and performance nor compliance by Entercom with the terms and provisions hereof will conflict with or result in a breach of any of the terms, conditions or provisions of the organizational documents of Entercom or any judgment, order, injunction, decree, regulation or ruling of any court or any other governmental authority to which Entercom is subject or any material agreement or contract to which Entercom is a party or to which it is subject, or constitute a material default thereunder.

                  4.2.3.  QUALIFICATION  AS  ASSIGNEE.  Except as  disclosed  in
Schedule 4.2.3, Entercom is, and pending Closing will remain, legally, financially and otherwise qualified under the Communications Act of 1934, as amended (the "Communications Act") and all rules, regulations and policies of the Commission to acquire and operate the Stations. Except as disclosed in
Schedule 4.2.3, there are no facts or proceedings which would reasonably be expected to disqualify Entercom under the Communications Act or otherwise from acquiring or operating any of the Stations or would cause the Commission not to approve the assignment of the FCC Licenses to Entercom. Except as disclosed in
Schedule 4.2.3, Entercom has no knowledge of any fact or circumstance relating to Entercom or any of Entercom's Affiliates that would reasonably be expected to
(a) cause the filing of any objection to the assignment of the FCC Licenses to Entercom, (b) lead to a delay in the processing by the Commission of the applications for such assignment or (c) lead to a material delay in the processing by the Commission of the renewals of the FCC Licenses for the Portland Stations or the Rochester Stations. Except as disclosed in Schedule 4.2.3, no waiver of any Commission rule or policy is necessary to be obtained for the grant of the applications for the assignment of the FCC Licenses to Entercom, nor will processing pursuant to any exception or rule of general applicability be requested or required in connection with the consummation of the transactions herein.

                  4.2.4. ABSENCE OF CONFLICTING ORDERS. Entercom is not subject to any judgment, award, order, writ, injunction, arbitration decision or decree which prohibits the performance of this Agreement or the consummation of any transaction contemplated under this Agreement, and there is no litigation, administrative action, arbitration, proceeding or investigating pending, or to the knowledge of Entercom, threatened, against Entercom or affecting Entercom in any federal, state or local court, or before any administrative agency or arbitrator that would adversely affect Entercom's ability to perform its obligations under this Agreement or would hinder the consummation of the transactions contemplated hereunder.

                  4.2.5. AVAILABILITY OF FUNDS. Entercom will have available on the Closing Date sufficient funds to enable it to consummate the transactions contemplated hereby.

                  4.2.6. WARN ACT. Entercom is not planning or contemplating, and has not made or taken, any decisions or actions concerning the employees of the Stations after the Closing Date that would require the service of notice under the Worker Adjustment and Retraining Act of 1988, as amended.

                  4.2.7. NO OUTSIDE RELIANCE. Entercom has not relied and is not relying on any statement, representation or warranty not made in this Agreement, any Schedule hereto or any certificate to be delivered to Entercom at the Closing pursuant to this Agreement. Entercom is not relying on any projections or other predictions contained or referred to in materials (other than the Schedules) that have been or may hereafter be provided to Entercom or any of its Affiliates, agents or representatives, and Sellers make no representations or warranties with respect to any such projections or other predictions.

                  4.2.8. INTERPRETATION OF CONCERN PROVISIONS. Entercom has not relied and is not relying on the specifications of any dollar amount in any representation or warranty made in this Agreement or any Schedule hereto to indicate that such amounts, or higher or lower amounts, are or are not material, and agrees not to assert in any dispute or controversy between the parties hereto that specification of such amounts indicates or is evidence as to whether or not any obligation, item or matter is or is not material for purposes of this Agreement and the transactions contemplated hereby.

                                   ARTICLE V.
                                   ----------

                                   CONDITIONS
                                   ----------

             5.1. MUTUAL CONDITIONS. Performance of the obligations of the parties under this Agreement and the Closing of the transaction provided for herein are and shall be subject to the occurrence and concurrence of the express conditions precedent that:

                  5.1.1. The Stations shall have been acquired by Sellers from Heritage pursuant to the Heritage Agreement; and

                  5.1.2. The Commission has granted its consent and approval in writing to the assignment to Entercom of the FCC Licenses as contemplated hereby, such consent to be free of any material adverse condition, and the Commission's consent shall have become a Final Order, provided, that if no objection or petition to deny has been filed against the Applications and if Entercom's lenders consent to Closing upon FCC consent prior to such consent becoming a Final Order, then the condition set forth in this Section 5.1.2 will be deemed to be satisfied upon the consent and approval of the Commission; and

                  5.1.3. The waiting period (as it may be extended) applicable to the transfer of the Assets under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") shall have expired or been earlier terminated.

                  5.1.4. No statute, rule or regulation, or order of any court or administrative agency, shall be in effect which restrains or prohibits Entercom or Sellers, or any one of them, from consummating the transactions contemplated hereby.

             5.2. ENTERCOM'S CONDITIONS. Performance of the obligations of Entercom under this Agreement and the Closing of the transactions provided for herein also are and shall be subject to the occurrence of each of the following express conditions precedent, each of which may be waived by Entercom, that:

                  5.2.1. The applications for the renewal of the FCC Licenses of each of the Portland Stations and the Rochester Stations shall have been granted without any material adverse condition, and such grants shall have become Final Orders; and

                  5.2.2. The representations and warranties contained in Section
4.1 hereof shall be true and correct at and as of the Closing Date as if made on and as of such date except to the extent that they speak as of a particular date or time other then the Closing Date (in which case such representations and warranties shall be true and correct as of such date or time); provided, that the failure of such representations and warranties to be true and correct at and as of the Closing Date shall only be a condition to Entercom's obligations hereunder if such failures involve costs, damages and/or expenditures in excess of $1,265,000 (as determined by a qualified independent third party), provided, further, that if such amount is less than $1,265,000 but more than $150,000, such amount shall be placed in escrow on the Closing Date pursuant to an indemnification escrow agreement, the form of which is attached hereto as Exhibit D hereto, to secure Sellers' indemnification obligations under Section
9.7.1 hereunder; and

                  5.2.3. All of the terms, covenants and conditions to be complied with and performed by each Seller on or prior to the Closing Date shall have been complied with or performed in all material respects; and

                  5.2.4. There shall have been no material adverse change relating to the material FCC Licenses of any of the Stations (other than WBBF(AM)).

             5.3. SELLERS' CONDITIONS. Performance of the obligations of Sellers under this Agreement and the Closing of the transactions provided for herein also are and shall be subject to the occurrence of each of the following express conditions precedent, each of which may be waived by any Seller, that:

                  5.3.1. The representations and warranties contained in Section
4.2 hereof shall be true and correct at and as of the Closing Date in all material respects as if made on and as of such date except to the extent they speak as of a particular date or time other than the Closing Date (in which case such representations and warranties shall be true and correct in all material respects as of such date or time); and

                  5.3.2. All of the terms, covenants and conditions to be complied with and performed by Entercom on or prior to the Closing Date (including delivery of the Purchase Price) shall have been complied with or performed in all material respects.

                  5.3.3. Entercom shall have complied in all material respects with its obligations to pay Monthly Payments (as defined in the TBA) and to reimburse Sellers for capital expenditures for the Stations under Section 1.2 and Schedule 1.2 of the TBA.

                                   ARTICLE VI.
                                   -----------

                            COVENANTS AND AGREEMENTS.
                            -------------------------

             6.1. AFFIRMATIVE COVENANTS OF SELLERS. During the period from the date of this Agreement to the Closing Date, Sellers shall:

                  6.1.1. Should Sellers acquire any Station or operate any Station prior to the sale of such Station to Entercom pursuant to this Agreement, Sellers shall conduct the business and operations of such Station at least in accordance with the provisions of Sections 6.1.1 through and including
6.1.12 and Sections 6.2.1 through and including 6.2.12 under the Heritage Agreement.

                  6.1.2. Subject to the provisions of the TBA, cooperate with Entercom in connection with its review, analysis and monitoring of the Assets and the operations of the Stations to the end that an efficient transfer of the Assets may be made at Closing and the business of the Stations may continue on an uninterrupted basis. Sellers or one of them shall obtain Entercom's consent, such consent not to be unreasonably withheld, prior to the exercise of Sellers' or any of their rights under the Heritage Agreement as such rights pertain to the Stations (other than the right to consummate the acquisition of the Stations upon satisfaction of all conditions thereto). In addition to providing information required hereunder or reasonably requested by the other parties hereto, Sellers agree promptly to notify Entercom of any material problems or developments of which any Seller becomes aware with respect to any of the Assets or the business of any of the Stations.

                  6.1.3. Use their reasonable best efforts to cause Heritage to prosecute, or to prosecute with the Commission, the applications for renewal of the FCC Licenses for the Portland Stations and the Rochester Stations, such that the applications are granted without any material adverse condition and, to the extent reasonably possible, on or prior to the date for expiration of such FCC Licenses.

                  6.1.4. Use reasonable best efforts to enforce all of its rights under the Heritage Agreement as such rights pertain to the Stations, including, without limitation, causing Heritage to act in conformity with the Heritage Agreement and requiring Heritage to conduct the business of the Stations in the Ordinary Course of Business in accordance with the terms of the Heritage Agreement, except where such would not have a material adverse effect on the business and operations of any Station, and, to the extent consistent with the foregoing, in the same manner in which the same have heretofore been conducted with the intent of preserving the ongoing operations and business of the Stations.

                  6.1.5. Use their reasonable best efforts to close the transactions contemplated by the Heritage Agreement as they pertain to the Stations in a timely fashion consistent with the terms of such agreement. Sellers shall enforce their rights to the fullest extent possible under the Heritage Agreement as they pertain to the Stations, unless otherwise directed by Entercom.

                  6.1.6. To the extent that Sinclair or Sellers receive notifications from Heritage with respect to the Stations under the Heritage Agreement or otherwise becomes aware of any breach of any representation, warranty, covenant or agreement in the Heritage Agreement or the failure to satisfy any condition in such agreement, in each case with respect to the Stations, Sellers shall promptly notify Entercom, and thereafter use reasonable best efforts to enforce, perform or waive any provision of the Heritage Agreement pertaining to the Stations as may be reasonably requested by Entercom, provided, that Sellers shall not be obligated to take any action at Entercom's request inconsistent with their rights and obligations under the Heritage Agreement.

                  6.1.7. To the extent permitted under the Heritage Agreement, at Closing Sellers will assign any and all rights with respect to the Stations that it may have against Heritage, News Corp., and their respective subsidiaries to Entercom. Entercom acknowledges that the assignment of such rights by Sellers requires the prior written consent of Heritage, which consent Heritage may withhold in its sole discretion. In this regard, Sellers will use their reasonable efforts (without obligation to spend any amount of money) to obtain any consent of Heritage or News Corp. required to assign such rights to Entercom prior to the Closing Date. The failure of Sellers to obtain such consent shall not limit Entercom's obligation to close if all other conditions precedent to Entercom's obligations have been satisfied or waived; however, in such case, Sellers shall fully enforce their rights which relate to the Stations against Heritage and News Corp. under the Heritage Agreement at Entercom's request, and this covenant shall survive the Closing for the period that Sinclair has any rights under the Heritage Agreement. Any proceeds received by Sellers from the exercise of their rights which relate to the Stations against Heritage and News Corp. and their respective subsidiaries shall be paid over to Entercom within five (5) business days of receipt by Sellers, less any reasonable costs and expenses of enforcement incurred by Sellers in such exercise.

                  6.1.8.  At all times,  maintain  strict  confidentiality  with respect to all documents and information furnished to Sellers by or on behalf of Entercom. Nothing shall be deemed to be confidential information that: (a) is known to Sellers at the time of its disclosure to Sellers; (b) becomes publicly known or available other than through disclosure by Sellers; (c) is received by Sellers from a third party not actually known by Sellers to be bound by a confidentiality agreement with or obligation to Entercom; or (d) is independently developed by Sellers. Notwithstanding the foregoing provisions of this Section 6.1.8, Sellers may disclose such confidential information (a) to the extent required or deemed advisable to comply with applicable laws; (b) to its officers, directors, employees, representatives, financial advisors, attorneys, accountants, and agents with respect to the transactions contemplated hereby (so long as such parties agree to maintain the confidentiality of such information); and (c) to any governmental authority in connection with the transactions contemplated hereby. In the event this Agreement is terminated, Sellers will return to Entercom all documents and other material prepared or furnished by Entercom relating to the transactions contemplated hereunder, whether obtained before or after the execution of this Agreement.

             6.2. NEGATIVE COVENANTS OF SELLERS. Unless Entercom has given its prior consent in writing, which consent shall not be unreasonably withheld or delayed, Sellers shall not, directly or indirectly, during the period from the date of this Agreement to the Closing Date:

                  6.2.1. Except as set forth on Schedule 4.1.19 hereto, fail to comply with the terms of, waive any of Sellers' rights under or consent to any actions requiring Sinclair's or Sellers' consent under the Heritage Agreement related to the Stations.

                  6.2.2. Fail to consummate the acquisition of the Stations upon the occurrence or waiver of all conditions precedent thereto under the Heritage Agreement.

             6.3. AFFIRMATIVE COVENANTS OF ENTERCOM. During the period from the date of this Agreement to the Closing Date (or solely in the case of Section 6.3.4, from and after the Closing Date), Entercom shall:

                  6.3.1. Use reasonable efforts to obtain its lenders' consent to Closing of this Agreement upon the consent and approval of the Commission of the Applications but prior to such consent and approval becoming a Final Order.

                  6.3.2. At all times prior to the Closing, maintain strict confidentiality with respect to all documents and information furnished to Entercom by or on behalf of Sellers. Nothing shall be deemed to be confidential information that: (a) is known to Entercom at the time of its disclosure to Entercom; (b) becomes publicly known or available other than through disclosure by Entercom; (c) is received by Entercom from a third party not actually known by Entercom to be bound by a confidentiality agreement with or obligation to Sellers; or (d) is independently developed by Entercom. Notwithstanding the foregoing provisions of this Section 6.3.2, Entercom may disclose such confidential information (a) to the extent required or deemed advisable to comply with applicable laws; (b) to its officers, directors, partners, employees, representatives, financial advisors, attorneys, accountants, agents, underwriters, lenders, investors and any other potential sources of financing with respect to the transactions contemplated hereby (so long as such parties agree to maintain the confidentiality of such information); and (c) to any governmental authority in connection with the transactions contemplated hereby. In the event this Agreement is terminated, Entercom will return to Sellers all documents and other material prepared or furnished by Sellers relating to the transactions contemplated by this Agreement, whether obtained before or after the execution of this Agreement.

                  6.3.3. Take all corporate action (including, without limitation, all shareholder action), under the laws of any state having jurisdiction over Entercom necessary to effectuate the transactions contemplated by this Agreement.

                  6.3.4. From and after the Closing Date, cause to be afforded to representatives of Sellers reasonable access during normal business hours to the offices, books and records, contracts and reports of the Stations, as Sellers shall from time to time reasonably request; provided, however, that (a)
such  investigation   shall  only  be  upon  reasonable  notice  and
shall not unreasonably disrupt the personnel or operations of Entercom or the Stations, and (b) under no circumstances shall Entercom be required to provide access to Sellers or any representatives of Sellers (i) any information or materials subject to confidentiality agreements with third parties required to be kept confidential by applicable laws, or (ii) any privileged attorney-client communications or attorney work product. All requests for access to the offices, books and records, contracts and reports of the Stations shall be made to such representatives as Entercom shall designate in writing, who shall be solely responsible for coordinating all such requests and all access permitted hereunder. Entercom agrees not to dispose of any books and records, contracts and reports of the Stations which relate to the operations of the Stations during the period during which the Stations were owned by Sellers without consulting with Sellers prior to disposal thereof and taking any reasonable action requested by Sellers with respect to retention and transfer to Sellers thereof.

             6.4. MUTUAL COVENANTS OF SELLERS AND ENTERCOM.

                  6.4.1. DISCLOSURE SCHEDULES. Sellers and Entercom acknowledge and agree that Sellers shall have the right from time to time after the date hereof to update or correct solely Schedules 2.1.5, 2.1.6, 2.1.8, 2.1.9 and
4.1.17 attached hereto solely to reflect actions by Sellers after the date hereof which are not prohibited by Section 6.1 hereof. The inclusion of any fact or item on a Schedule referenced by a particular section in this Agreement shall, should the existence of the fact or item or its contents, be relevant to any other section, be deemed to be disclosed with respect to such other section whether or not an explicit cross-reference appears in the Schedules.

                  6.4.2. BULK SALES LAWS.Entercom hereby waives compliance by Sellers, in connection with the transactions contemplated hereby, with the provisions of any applicable bulk transfer laws.

                  6.4.3. TAX MATTERS.Sellers and Entercom each represent, warrant, covenant and agree with each other that for tax purposes the sale of Assets described herein is not effective until the Closing Date. Sellers and Entercom agree that all Tax returns and reports shall be filed consistent with the sale of assets taking place on the Closing Date.

                  6.4.4. PRESERVATION OF BOOKS AND RECORDS. For a period of three (3) years after the Closing Date, Sellers agree not to dispose of, and agree to provide Entercom reasonable access to, any material books or records in Sellers' possession immediately after the Closing Date that relate to the business or operation of the Stations prior to the Closing Date.

             6.5. NO CONTROL BY ENTERCOM. Subject to the provisions of the TBA, nothing contained in this Agreement shall give to Entercom any right to control the operations of the Stations prior to the Closing Date. Any advice, counsel or consent given to Sellers by Entercom under this Article VI will not mitigate, detract from or otherwise affect Sellers' representations, warranties or obligations under this Agreement. Any advice, counsel or consent given to Entercom by Sellers under this Article VI will not mitigate, detract from or otherwise affect Entercom's representations, warranties or obligations under this Agreement.

                                  ARTICLE VII.
                                  ------------

                             PREPARATION FOR CLOSING
                             -----------------------

             7.1. APPLICATION TO COMMISSION. The parties hereto bind themselves to use all reasonable efforts, and to cooperate with each other, in seeking the consent and approval of the Commission to the assignment of all FCC Licenses, as herein provided; and Sellers and Entercom agree that each shall diligently and promptly prepare, sign and file with the Commission within five (5) business days from the date of this Agreement any and all applications requisite or desirable to procure such consent and approval (the "Applications"); and diligently and promptly to prepare and submit to the Commission all information, data, exhibits, amendments, resolutions, statements and other material necessary or proper in connection with the Applications; and diligently to pursue the grant of a Final Order approving such Applications by the Commission. With respect to the foregoing, Sellers hereby agree, commit and bind themselves to prepare and deliver to Entercom on or before five (5) days from the date of this Agreement Sellers' portions of all applications and documents necessary for filing with the Commission to obtain the consent and approval of the Commission as required to permit the consummation of the transactions contemplated by this Agreement.

             7.2. INSPECTION BY ENTERCOM. To the extent permitted under the Heritage Agreement, during the period from the date of this Agreement to the Heritage Agreement Closing Date, and between the period from the Heritage Agreement Closing Date and the Closing Date, Sellers shall afford engineers, attorneys, accountants and other consultants and/or representatives of Entercom free access during normal business hours to the employees, offices, studios, transmitter site, equipment, records and other documents pertaining to the Stations and furnish Entercom with all information concerning said Stations as Entercom may reasonably request, including but not limited to applications, responses to the Commission inquiries, and other documents filed by Sellers with the Commission. Without limiting the foregoing, Entercom shall have the right, subject to the limitations set forth above and at its sole expense, to perform such phase I and phase II environmental site assessments of any real property for the Stations included within the Assets, and upon receipt of such assessments agrees to deliver a copy of each to Sellers. No right of termination for Entercom shall arise as a result of any issue identified in such environmental site assessments (unless a separate cause for termination under other provisions of this Agreement may provide such a right); however, following the Closing Date, if Entercom performs remediation for any issues specifically identified in such environmental site assessments requiring remediation under any Environmental Law, Sellers shall reimburse Entercom for the costs and expenses of such remediation, up to a maximum aggregate amount of $250,000, subject to the limitations on indemnification set forth in Section 9.7.4.

             7.3. HART-SCOTT-RODINO NOTIFICATION. As promptly as practicable and no later than five (5) business days after the date hereof, the parties hereto shall take all steps reasonably necessary to file and shall participate in the filing of all requisite documents and notifications required to be filed pursuant to the HSR Act. The parties will jointly request early termination of any required waiting period under the HSR Act unless mutually agreed otherwise. The parties agree diligently to take and fully cooperate in the taking of, all necessary and proper steps, and provide any additional information reasonably requested in order to obtain promptly the expiration of the waiting period under the HSR Act.

                                  ARTICLE VIII.
                                  -------------

                                     CLOSING
                                     -------

             8.1. CLOSING. Closing shall take place at the time and place agreed to by the parties hereto. It is expressly contemplated hereunder that Entercom shall have no right to close on the acquisition of less than all the Stations without the consent of Sellers. In the absence of agreement thereon and except as modified elsewhere herein, the Closing shall take place by mail at 10:00 a.m., Eastern Time, at the offices of Latham & Watkins, 1001 Pennsylvania Avenue, N.W., Suite 1300, Washington, D.C. 2004, on a date selected by Entercom within ten (10) business days after the later of: (a) the satisfaction or waiver of each condition to closing contained herein (other than such conditions as can only be satisfied at the Closing); and (b) the expiration of any period of extension for Closing provided elsewhere in this Agreement. If such date falls on a Saturday, Sunday or legal holiday in the State of New York, then such Closing shall take place as provided herein on the next business day.

             8.2. ADJUSTMENTS.

                  8.2.1. Except as otherwise provided in the TBA, and subject to the terms and conditions of Section 8.2.2, at least five (5) days prior to the Closing Date, Sellers shall make a good faith estimate of the adjustment to the Purchase Price customary in radio broadcast station transactions for Proration Items (the "Proration Amount") to reflect that all Proration Items of all Stations shall be apportioned between Entercom and Sellers in accordance with the principle that Sellers shall receive the benefit of all revenues, refunds, deposits (other than deposits for Program Contracts which shall be prorated based on the percentage of the term that the program was aired on such Stations before the Closing Date and the percentage available to be aired on and after the Closing Date) and prepaid expenses, and shall be responsible for all expenses, costs and liabilities allocable to the conduct of the businesses or operations of such Stations for the period prior to the Closing Date, and Entercom shall receive the benefit of all revenues, refunds, deposits and prepaid expenses, and shall be responsible for all expenses, costs and liabilities allocable to the conduct of the businesses or operations of such Stations from and after the Closing Date; provided, however, that there shall be no adjustment or proration for any negative or positive net trade balance except to the extent that the negative net trade balance for the Stations exceeds
$50,000. Determinations pursuant to this Section 8.2.1, shall be made in accordance with generally accepted accounting principles consistently applied for the period prior to the Closing Date.

                  8.2.2. Within ninety (90) days after the Closing Date, Entercom shall deliver to Sellers in writing and in reasonable detail a good faith final determination of the Proration Amount determined as of the Closing Date under Section 8.2.1 (the "Final Proration Amount"). Sellers shall assist Entercom in making such determination, and Entercom shall provide Sellers with reasonable access to the properties, books and records relating to the Stations for the purpose of determining the Final Proration Amount. Sellers shall have the right to review the computations and workpapers used in connection with Entercom's preparation of the Final Proration Amount. If Sellers disagree with the amount of the Final Proration Amount determined by Entercom, Sellers shall so notify Entercom in writing within thirty (30) days after the date of receipt of Entercom's Final Proration Amount, specifying in detail any point of disagreement; provided however, that if Sellers fail to notify Entercom in writing of Sellers' disagreement within such thirty (30) day period, Entercom's determination of the Final Proration Amount shall be final, conclusive and binding on Sellers and Entercom. After the receipt of any notice of disagreement, Entercom and Sellers shall negotiate in good faith to resolve any disagreements regarding the Final Proration Amount. If any such disagreement cannot be resolved by Sellers and Entercom within thirty (30) days after Entercom has received notice from Sellers of the existence of such disagreement, Entercom and Sellers shall jointly select a nationally recognized independent public accounting firm (which has not performed any service for either Entercom or Sellers or any of their respective subsidiaries at anytime during the two (2) year period prior to the date such firm is selected (the "Accounting Firm")), to review Entercom's determination of the Final Proration Amount and to resolve as soon as possible all points of disagreement raised by Sellers. All determinations made by the Accounting Firm with respect to the Final Proration Amount shall be final, conclusive and binding on Entercom and Sellers. The fees and expenses of the Accounting Firm incurred in connection with any such determination shall be shared one-half by Entercom and one-half by Sellers.

                         Upon  determination of the Final Proration Amount,  the
appropriate party owing any prorations shall pay such amounts in cash, within two (2) business days following the final determination of the Final Proration Amount. Any amounts paid pursuant to this Section 8.2.2 shall be by wire transfer of immediately available funds for credit to the recipient at a bank account identified by such recipient in writing.

                         Entercom  and  Sellers  agree that prior to the date of
the final  determination  of the Final Proration Amount pursuant to this Section
8.2.2 (by the Accounting Firm or otherwise), neither party will destroy any records pertaining to, or necessary for, the final determination of the Final Proration Amount.

             8.3. CLOSING DELIVERIES TO ENTERCOM. At or before the Closing, Sellers or one of them, as the case may be, shall deliver to Entercom the following items and documents in form satisfactory to counsel for Entercom and properly executed, unless Entercom shall waive in whole or in part in writing such delivery and then only to the extent of such waiver:

                  8.3.1. One or more Bills of Sale and assignments and other instruments of transfer and conveyance, substantially in the form attached hereto as Exhibit E, transferring to

Entercom the Assets to be sold, transferred or assigned hereunder and the rights and interests under the Station Contracts being assigned to Entercom hereunder, copies of all consents from third parties to the assignment of Station Contracts received prior to the Closing Date (if any), and estoppel certifications received prior to the Closing Date (if any) by the other parties to such Station Contracts that Sellers are not then in default under the terms of the Station Contract to which such other party is a party.

                  8.3.2. An assignment of all right, title and interest of Sellers in and to the FCC Licenses and all pending applications relating to the Stations before the Commission, substantially in the form attached hereto as Exhibit E.

                  8.3.3. All keys to and actual possession of all of the Assets, in the same condition as the same now is, except for ordinary wear and tear thereof, unless disposed of or otherwise altered as permitted by this Agreement.

                  8.3.4. Certified copies of resolutions of the Board of Directors and shareholders (if required by law) of each of Sellers, duly authorizing the execution, delivery and performance of this Agreement and all documents to be executed and delivered by each Seller at the Closing and thereafter, and certified copies of resolutions of the Board of Directors of Sinclair, duly authorizing the execution, delivery and performance of the SCI Guarantee.

                  8.3.5. Certificates signed by authorized officers of each Seller (each certificate being applicable to each Seller only), to the effect that no act or omission by each Seller, or state of facts contrary to the agreements, representations and warranties made herein by each Seller has been taken or has occurred and that, subject to Section 5.2.2 of this Agreement, said representations and warranties are true and correct at and as of the Closing Date as if made on and as of the time of Closing Date, except to the extent that said representations and warranties speak as of a particular date or time other than the Closing Date (in which case such representations and warranties shall be true and correct as of such date or time).

                  8.3.6. The consents of any public authorities or third persons that may be required in connection with the performance of this Agreement.

                  8.3.7. All books, records, public files, contracts, leases, Commission filings, correspondence, files and other documents in Sellers' possession relating to and necessary or appropriate to the operation of the Stations, excluding however, accounting records relating to Sellers' period of ownership (provided Entercom is given copies thereof).

                  8.3.8. A special warranty deed in recordable form transferring to Entercom a fee simple interest in any owned real property included within the Assets and a commitment to issue extended coverage policies of title insurance (ATLA owners and Mortgagee's policy-Form 1970, if available or Form 1984 or 1990 with 1970 endorsements), for the benefit of insuring good and marketable title to such real property free and clear of all liens and encumbrances issued by a title insurance company reasonably acceptable to Entercom and in the amount allocated to such real property hereunder, subject to standard title exceptions and survey exceptions, none of which will impair or interfere with the continued use of such real property as such is currently used. All fees and expenses for the issuance of such title insurance policies shall be paid for by Entercom.

                  8.3.9. To the extent Sellers have obtained such consent, the consent of Heritage and/or News Corp., as necessary, to the assignment of the rights related to the Stations under the Heritage Agreement to Entercom.

                  8.3.10. Instructions to the Escrow Agent to deliver the original Letter of Credit to Entercom promptly after the Closing.

                  8.3.11. Opinions of Thomas & Libowitz, P.A., counsel to Sellers, and of Fisher, Wayland, Cooper, Leader & Zaragoza, regulatory counsel to Sellers, substantially in the forms attached hereto as Exhibits F and G.

             8.4. CLOSING DELIVERIES TO SELLERS. At the Closing, Entercom shall deliver to Sellers the Purchase Price as set forth in Section 2.5 allocated between Sellers as Sellers shall direct and deliver the following items and documents in form satisfactory to counsel for Sellers and properly executed unless each Seller waives in whole or part in writing a delivery and then only to the extent of such waiver:

                  8.4.1. One or more Agreements whereby Entercom assumes and agrees to pay when due any Liabilities of each Seller specifically required to be assumed by Entercom hereunder, substantially in the form attached hereto as Exhibit E.

                  8.4.2.  Certified  copies of the  resolutions  of the Board of
Directors  of  Entercom   approving  and  ratifying   this   Agreement  and  all
transactions contemplated by this Agreement.

                  8.4.3. A certificate signed by the President or any Vice President of Entercom to the effect that with respect to any matter which would prevent Entercom from consummating the Closing, no act or omission of Entercom or state of facts contrary to the agreements, representations and warranties made herein by Entercom has been taken or has occurred and that said representations and warranties are true and correct at and as of the Closing Date in all material respects as if made on and as of Closing Date, except to the extent that said representations and warranties speak as of a particular date or time other than the Closing Date (in which case such representations and warranties shall be true and correct in all material respects as of such date or time).

                  8.4.4. An opinion of John C. Donlevie, General Counsel to Entercom, substantially in the form attached hereto as Exhibit H.

             8.5. COVENANTS OF FURTHER ASSURANCE. At and after the time of Closing, upon request of Entercom or Sellers, as the case may be, the parties shall take such reasonable action and deliver to the party so requesting such further instruments of assignment, conveyance or transfer or other documents of further assurance as in the opinion of counsel for either Sellers or Entercom may be reasonably necessary to evidence the full and effective transfer, conveyance and assignment of the Assets and possession thereof to Entercom.

             8.6. DAMAGE TO PROPERTY. If, at the time of Closing, any of the real or tangible personal property included in the Assets shall have suffered loss or damage for which Entercom is not responsible under the term of the TBA, Sellers shall use their reasonable efforts to repair, replace or restore the same prior to Closing. In the event that such repair, replacement or restoration cannot be completed prior to the date scheduled for Closing, then, except as provided immediately below, Closing shall occur and Sellers shall assign to Entercom their rights to all insurance proceeds relating to such loss or damage. In the event such loss or damage is uninsured or so material as to prevent one of the Stations (other than WBBF(AM)) from using its studios or any of its transmitter facilities in the normal course, consistent with past practices, Closing shall be deferred until the completion of such repair, replacement or restoration by Sellers to the extent that the Station's or Stations' studios and transmitter facilities are again useable in the normal course, consistent with past practices, and such delay shall not give rise to a right to terminate this Agreement as provided in Section 9.1.4 hereof.

             8.7. TAXES ON TRANSACTION. All sales, purchase, transfer, use or documentary taxes, if any, payable by reason of this Agreement or any of the transactions contemplated hereby or the sale, transfer or delivery of any of the Assets to Entercom, whether or not imposed on Entercom or Sellers, shall be paid one-half by Entercom and one-half by Sellers promptly when due.

                                  ARTICLE IX.

                    TERMINATION, DEFAULT AND INDEMNIFICATION

             9.1. TERMINATION BY REASON OTHER THAN DEFAULT. This Agreement may be terminated by any party hereto not then in default hereunder at the time of such termination upon written notice to the other party if:

                  9.1.1. The Commission denies or designates for hearing any of the Applications or any portion thereof by Final Order; or

                  9.1.2. Events occur which give rise to a specific right hereunder to terminate this Agreement by the party seeking to terminate; or

                  9.1.3. Other than as a result of a default by the party seeking to terminate, any material condition set forth herein to the obligation of the party seeking to terminate this Agreement to complete the transaction has not been satisfied or complied with by the Closing Date and has not been waived by the party seeking to terminate; or

                  9.1.4. By either party, subject to Section 8.6 hereof, if the Commission does not grant its consent and approval to the Applications and the waiting period required under the HSR Act has not expired or been terminated by the date that is six months after the date of this Agreement and the TBA has not commenced by such six-month anniversary, provided, that if an issue has been raised before the Commission, the DOJ or the FTC concerning either Sellers, or any of their predecessors, on the one hand, or Entercom, on the other hand, and such issue has delayed the consent and approval of the Commission or the expiration or termination of the waiting period contemplated by the foregoing clause, then the party to which such issue relates shall not be permitted to terminate the Agreement pursuant to this provision on such six-month anniversary date. If the TBA has commenced within the six-month period set forth above, the period for termination by either party pursuant to this Section 9.1.4 shall be one (1) year, provided, that on such one-year anniversary date, either party may, subject to Section 8.6 hereof, terminate this Agreement even if an issue has been raised before the Commission concerning such party and such issue has delayed the consent and approval of the Commission.

             9.2. EFFECT OF TERMINATION BY REASON OTHER THAN DEFAULT. If this Agreement is duly terminated by either party as provided in Section 9.1, then the Letter of Credit shall be returned to Entercom and all obligations of either party to the other shall cease and both parties shall be fully and finally released herefrom.

             9.3. DEFAULT. The following shall constitute a default hereunder:

                  9.3.1. If any of the representations or warranties of a party contained herein is inaccurate or breached in any material respect; or

                  9.3.2. If any of the obligations to be performed hereunder by a party hereto is not performed during the period or at or before the time specified herein for such performance.

             9.4.  REMEDIES OF SELLERS.

             In the event of a default by Entercom, which is not waived by Sellers, Sellers shall have the following remedies:

                  9.4.1. Prior to Closing, Sellers may, as their sole remedy, by written notice to Entercom terminate this Agreement in which event Seller shall be entitled to receive the proceeds of the Letter of Credit as liquidated damages in full and final settlement of all claims under this Agreement, and there shall be no other or further obligations, liabilities or remedies of the parties hereunder.

                  9.4.2. In the event Closing occurs hereunder, Sellers' remedy for any default by Entercom shall be indemnification pursuant to Section 9.7 hereof.

             9.5. ENTERCOM'S REMEDIES. In the event of a default by either Seller hereunder, which is not waived by Entercom, Entercom shall have the following remedies:

                  9.5.1. Prior to Closing, subject to the provisions regarding failures of representations and warranties contained in Section 5.2.2 hereof, Entercom may by written notice to Sellers terminate this Agreement in which event Entercom shall be entitled to recover from Sellers, jointly and severally, any damages Entercom sustained as a result of the default by such breaching Seller hereunder.

                  9.5.2. Prior to Closing, Entercom may seek specific performance by Sellers of Sellers' obligations hereunder and shall also be entitled to any other remedy available at law or in equity, including without limitation the recovery of any damages (including attorneys fees and costs) incurred by Entercom as a result of the default by Sellers hereunder. Each Seller covenants that under such circumstances it shall not assert in defense of an action seeking specific performance of this Agreement in favor of Entercom that Entercom has available adequate remedies at Law.

                  9.5.3. In the event Closing occurs hereunder, Entercom's remedy for any default by Sellers shall be indemnification pursuant to Section
9.7 hereof.

             9.6. LIQUIDATED DAMAGES NOT A PENALTY. With respect to the liquidated damages as described and provided for in Section 9.4.1 hereof, Sellers and Entercom hereby acknowledge and agree that the damage that may be suffered by Sellers in the event of a default by Entercom hereunder is not readily ascertainable and that such liquidated damages as of the date hereof are a reasonable estimate of such damages and are intended to compensate Sellers for any such damage and are not to be construed as a penalty.

             9.7. INDEMNIFICATION.

                  9.7.1. BY SELLERS. Subject to Sections 9.7.4 and 10.3, from and after the Closing Date, Sellers shall, jointly and severally, indemnify, defend and hold Entercom and its officers, directors, employees and affiliates harmless from, against and with respect to any and all loss, damage, claim, obligation, assessment, cost, liability, and reasonable expense (including, without limitation, reasonable attorney's fees and reasonable costs and expenses incurred in investigating, preparing, defending against or prosecuting any litigation or claim, action, suit, proceeding or demand) of any kind or character (a "Loss") incurred, suffered, sustained or required to be paid by any of them and resulting from, related to or arising out of:

                         (a) any breach of any of the covenants, representations or warranties made by Sellers in or pursuant to this Agreement, or in any agreement, document or instrument executed and delivered pursuant hereto or in connection with the Closing hereunder;

                         (b) any failure by Sellers to perform or observe, or to have performed or observed, in full, any covenant, agreement or condition to be performed or observed by them pursuant to this Agreement or in any agreement, document or instrument executed and delivered by or on behalf of them in connection with the Closing hereunder;

                         (c) any and all Liabilities of Sellers, except for Liabilities to be assumed or retained by Entercom under the terms of this Agreement; or

                         (d) Sellers' operation or ownership of the Assets prior to the Adjustment Time, including any and all obligations and liabilities arising under the FCC Licenses or the Station Contracts which accrue or relate to a period of time prior to the Adjustment Time; or

                  9.7.2. BY ENTERCOM. If Closing does not occur due to a default by Entercom in its obligation to complete such Closing hereunder, Sellers' remedy shall be liquidated damages pursuant to Section 9.4 hereof. Provided Closing occurs hereunder, subject to Section 10.3, Entercom shall indemnify, defend and hold Sellers and their respective officers, directors, employees and affiliates harmless from, against and with respect to any Loss (as defined in Section 9.7.1) incurred, suffered, sustained or required to be paid by any of them and resulting from, related to or arising out of:

                         (e) any breach of any of the covenants, representations or warranties made by Entercom in or pursuant to this Agreement or in any agreement, document or instrument executed and delivered pursuant hereto or in connection with the Closing hereunder;

                         (f) any failure by Entercom to perform or observe, or to have performed or observed, in full, any covenant, agreement or condition to be performed or observed by it pursuant to this Agreement or in any agreement, document or instrument executed and delivered by or on behalf of it in connection with the Closing hereunder; or

                         (g) any and all Liabilities of Entercom except for Liabilities to be assumed or retained by Sellers under the terms of this Agreement; or

                         (h) Entercom's operation or ownership of the Assets after the Adjustment Time, including any and all Liabilities arising under the FCC Licenses or the Station Contracts assumed by Entercom which accrue after the Adjustment Time or which relate to or arise out of events occurring after the Adjustment Time.

                  9.7.3. PROCEDURES. Any party seeking indemnification under this Agreement (the "Indemnified Party") shall promptly give the party from whom indemnification is sought (the "Indemnifying Party") written notice of any claim or the commencement of any action or proceeding for which the Indemnified Party may seek indemnification, and the Indemnified Party shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from such claim, unless injunctive relief is sought against the Indemnified Party in which case the Indemnified Party shall have the right to join in any defense. The Indemnified Party's failure to give the Indemnifying Party notice under this clause shall not preclude the Indemnified Party from seeking indemnification from the Indemnifying Party except to the extent that the Indemnified Party's failure has materially prejudiced the Indemnifying Party's ability to defend the claim or litigation. The Indemnifying Party shall not settle any claim for which the Indemnified Party seeks indemnification or consent to entry of any judgment in litigation arising from such a claim without obtaining a written release of the Indemnified Party from all liability in respect of such claim or litigation. If the Indemnifying Party shall not assume the defense of any such claim or litigation resulting therefrom, or if injunctive relief is sought against the Indemnified Party, the Indemnified Party may defend against or settle such claim or litigation in such manner as it may deem appropriate, and in such cases, upon a written demand therefore, the Indemnifying Party shall promptly reimburse the Indemnified Party for the amount of all reasonable expenses, legal or otherwise, incurred by the Indemnified Party in connection with the defense against or settlement of such claim or litigation. In addition, if the Indemnifying Party shall not assume the defense of any such claim or litigation resulting therefrom, or if injunctive relief is sought against the Indemnified Party, and if no settlement of the claim or litigation is made, upon written demand therefor, the Indemnifying Party shall promptly reimburse the Indemnified Party for the amount of any judgment rendered with respect to such claim or in such litigation and for all reasonable expenses, legal or otherwise, incurred by the Indemnified Party in the defense against such claim or litigation.

                  9.7.4. LIMITS ON INDEMNIFICATION. Notwithstanding any other provision hereof, Entercom shall not be entitled to make a claim against Sellers for indemnification under this Agreement until the aggregate amount of such claims by Entercom exceeds One Hundred Fifty Thousand Dollars ($150,000) (the "Threshold"), provided, that once the Threshold has been exceeded, Entercom shall be entitled to seek from Sellers, jointly and severally, the full amount of such claims. The amount of the Threshold shall have no bearing on any determination as to what constitutes "material" for purposes of this Agreement. In addition, notwithstanding any other provision of this Agreement to the contrary, in no event shall a Loss include a party's incidental, consequential or punitive damages, regardless of the theory of recovery.

                                   ARTICLE X.
                                   ----------

                               GENERAL PROVISIONS
                               ------------------

             10.1. EXPENSES OF THE PARTIES. Except as otherwise expressly provided herein, all expenses involved in the preparation, authorization and consummation of this Agreement, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants in connection therewith and in connection with applications to the Commission hereunder, shall be borne solely by the party who shall have incurred the same, and the other party shall have no liability in respect thereof. The foregoing notwithstanding, the parties agree to pay in equal shares (i) any filing fees of the Commission relating to the filing of the Applications, (ii) fees related to notifications under the HSR Act or to any other governmental agency and (iii) fees and expenses of the Escrow Agent under the Escrow Agreement and the Indemnification Escrow Agreement. In addition, (y) assuming Sellers obtain the consent of Geraghty & Miller to allow Entercom and its lenders to rely upon the phase I environmental site assessment performed for the Real Property and identified on
Schedule 4.1.16, Entercom agrees to pay one-half of the total cost of such phase I environmental site assessment performed by Geraghty & Miller and (z) Entercom shall pay all of the cost involved in the update by Geraghty & Miller of such phase I environmental site assessment (as contemplated by Section 4.1.16.1), provided that Entercom shall receive a dollar-for-dollar credit against any amount paid by Entercom pursuant to clause
(y) above.

             10.2. BROKERS. Each party hereto represents and warrants to the other party hereto that it has not incurred any Liability, contingent or otherwise, for brokerage or finders' fees or agents commissions or other like payment in connection with this Agreement or the transactions contemplated hereby for which the other party will have any Liability, and each party hereto agrees to indemnify and hold the other party hereto harmless against and in respect to any such Liability based in any way on any agreement, arrangement or understanding claimed to have been made by such party with any third party.

             10.3. SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES. The provisions hereof which by their terms are to be performed and observed after the Closing Date and the several representations, warranties, indemnities and agreements of Entercom and Sellers herein contained shall survive the Closing Date hereunder for one (1) year following the Closing Date. No claim for indemnification may be made pursuant to Article IX after the survival period set forth in this Section 10.3 (except that all claims which are properly asserted prior to the expiration of the survival period set forth in this Section 10.3 shall survive with respect to such claims until the final resolution thereof).

             10.4. AMENDMENT AND WAIVER. This Agreement cannot be changed or terminated orally. Any amendment of modification hereof must be in writing signed by the party against whom enforcement is sought. No waiver of compliance with any provision or condition hereof, and no consent provided for herein, shall be effective unless evidenced by an instrument in writing duly executed by the party sought to be charged with such waiver or consent.

             10.5. ASSIGNMENT. Entercom shall have the right to assign all or any portion of its rights under this Agreement to any entity under common control with Entercom or a Qualified Intermediary under Section 1031 of the Code, provided, that no such assignment shall relieve Entercom of its obligations hereunder. Other than as expressly set forth above, no party may assign all or any portion of its rights under the Agreement without the prior written consent of the other parties hereto.

             10.6. EFFECT OF THIS AGREEMENT. This Agreement, together with the exhibits and schedules hereto and a letter agreement, among Entercom and SCI, dated of even date herewith, sets forth the entire understanding of the parties and supersedes any and all prior written or oral agreements, arrangements or understandings relating to the subject matter hereof. No representation, promise, inducement or statement of intention has been made by either party which is not embodied in this Agreement or the letter agreement referred to above, and neither party shall be bound by, or be liable for, any alleged representation, promise, inducement or statement of intention not embodied herein unless same shall have been made subsequent hereto, shall be in writing and shall be signed by the party to be charged therewith. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

             10.7. HEADINGS. The article or section headings of this Agreement are for convenience of reference only and do not form a part of and do not in any way modify, interpret or construe the intention of the parties.

             10.8. COUNTERPARTS. This Agreement may be executed in one or more counterparts and all such counterparts shall be construed as one and the same instrument.

             10.9. GOVERNING LAW. The construction and performance of this Agreement shall be governed by the laws of the State of New York, excluding choice of law provisions thereunder.

             10.10. NOTICES. Any notice, report, demand, waiver or consent required or permitted hereunder shall be in writing and shall be given by hand delivery, by prepaid registered or certified mail, with return receipt requested, by an established national overnight courier providing proof of delivery for next business day delivery or by telecopy addressed as follows:



If to Sellers:                        David D. Smith, President
-------------                         Sinclair Communications, Inc.
                                      2000 West 41st Street
                                      Baltimore, MD  21211-1420
                                      Telecopy Number:  (410) 467-5043

with copies to:                       Robert Quicksilver, General Counsel
                                      Sinclair Communications, Inc.
                                      2000 West 41st Street
                                      Baltimore, MD  21211-1420
                                      Telecopy Number:  (410) 662-4707

                                      Steven A. Thomas, Esq.
                                      Thomas & Libowitz, P.A.
                                      100 Light Street, Suite 1100
                                      Baltimore, MD 21202
                                      Telecopy Number:  (410) 752-2046


If to Entercom:                       Joseph M. Field, President
--------------                        Entertainment Communications, Inc.
                                      401 City Avenue, Suite 409
                                      Bala Cynwyd, PA 19004
                                      Telecopy Number:  (610) 660-5620
with copies to:                       John C. Donlevie, General Counsel
                                      Entertainment Communications, Inc.
                                      401 City Avenue, Suite 409
                                      Bala Cynwyd, PA 19004
                                      Telecopy Number:  (610) 660-5620

                                      Joseph D. Sullivan, Esq.
                                      Latham & Watkins
                                      1001 Pennsylvania Avenue, N.W., Suite 1300
                                      Washington, D.C. 20004
                                      Telecopy Number:  (202) 637-2201

The date of any such notice and service thereof shall be deemed to be: (i) the day of delivery if hand delivered or delivered by overnight courier; (ii) the day of delivery as indicated on the return receipt if dispatched by mail, or
(iii) the date of telecopy transmission as indicated on the telecopier transmission report provided that any telecopy transmission shall not be effective unless a paper copy is sent by overnight courier on the date of the telecopy transmission. Either party may change its address for the purpose of notice by giving notice of such change in accordance with the provisions of this section.

             10.11. STATION EMPLOYEES. Subject to the terms of the TBA, Sellers agree that for a period of one year after the Commencement Date of the TBA, neither they nor any of their affiliates, successors or assignees will employ or solicit for employment, or counsel others to solicit for employment, any current employee of the Stations that Entercom employs after the Closing; provided, that if Entercom terminates any employee of the Stations, such restrictions shall not apply to any such terminated employees.

             10.12. SECTION 1031 ASSET EXCHANGE. Entercom may elect to effect the acquisition of all or part of the Assets as part of a deferred like-kind exchange under Section 1031 of the Code, in lieu of buying such assets hereunder; provided, that the consummation of this Agreement is not predicated or conditioned on such exchange. If Entercom so elects, it shall provide notice to Sellers of its election, and thereafter (i) may at any time at or prior to Closing assign its rights under this Agreement to a "qualified intermediary" as defined in Treas. Reg. ss. 1.1031(k)-1(g)(4), subject to all of Sellers' rights and obligations hereunder and (ii) shall promptly provide written notice of such assignment to all parties hereto; provided, that no such assignment shall relieve Entercom of its obligations hereunder. Notwithstanding the assignment of Entercom's rights hereunder, the parties acknowledge and agree that the representations, warranties and covenants of Sellers hereunder are for the benefit of Entercom and shall remain enforceable by Entercom against Sellers in accordance with the terms hereof. Sellers shall cooperate with all reasonable requests of Entercom and the "qualified intermediary" in arranging and effecting the exchange as one which qualifies under Section 1031 of the Code; provided, that Sellers shall incur no additional costs, expenses, delays or liabilities in connection with this transaction as a result of or in connection with the exchange. Without limiting the generality of the foregoing, if Entercom has given notice of its intention to effect the acquisition of all or part of the Assets as part of a tax-deferred exchange, Sellers shall (i) promptly provide Entercom with written acknowledgment of such notice and (ii) at Closing, accept payment for all or that portion of the Assets for which like-kind exchange treatment is sought by Entercom from the "qualified intermediary" rather than from Entercom (which payment shall discharge the obligation of Entercom hereunder to make payment for such assets) and transfer, assign and convey such assets to Entercom.





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                                       43

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized corporate officers on the date first written above.

                                     TUSCALOOSA:

                                     TUSCALOOSA BROADCASTING, INC.

                                     By:
                                        ----------------------------------------
                                     Title:
                                           -------------------------------------


                                     SRPLI:

                                     SINCLAIR RADIO OF PORTLAND LICENSEE, INC.

                                     By:
                                        ----------------------------------------
                                     Title:
                                           -------------------------------------



                                     SRRLI:

                                     SINCLAIR RADIO OF ROCHESTER LICENSEE, INC.

                                     By:
                                        ----------------------------------------
                                     Title:
                                           -------------------------------------



                                     ENTERCOM

                                     ENTERTAINMENT COMMUNICATIONS, INC.

                                     By:
                                        ----------------------------------------
                                     Title:
                                           -------------------------------------